    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 28, 1995

                                                      REGISTRATION NO. 33-

- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                               ----------------

                                   FORM S-4
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                               ----------------

                      COLUMBIA/HCA HEALTHCARE CORPORATION
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

        DELAWARE                     8062                    75-2497104
     (STATE OR OTHER     (PRIMARY STANDARD INDUSTRIAL     (I.R.S. EMPLOYER
     JURISDICTION OF      CLASSIFICATION CODE NUMBER)    IDENTIFICATION NO.)
    INCORPORATION OR
      ORGANIZATION)


                                ONE PARK PLAZA
                          NASHVILLE, TENNESSEE 37203
                                (615) 327-9551
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                            STEPHEN T. BRAUN, ESQ.
                   SENIOR VICE PRESIDENT AND GENERAL COUNSEL
                      COLUMBIA/HCA HEALTHCARE CORPORATION
                             201 WEST MAIN STREET
                          LOUISVILLE, KENTUCKY 40202
                                (502) 572-2000
  (NAME AND ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA
                          CODE, OF AGENT FOR SERVICE)

                               ----------------

                                  Copies to:
        Allan G. Sperling, Esq.               Ronald J. Frappier, Esq.
        Cleary, Gottlieb, Steen                  Jenkens & Gilchrist
              & Hamilton                     A Professional Corporation
           One Liberty Plaza                      1445 Ross Avenue
       New York, New York 10006                      Suite 3200
            (212) 225-2000                       Dallas, Texas 75202
                                                   (214) 855-4500

                               ----------------

       APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
     AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THIS REGISTRATION
                                  STATEMENT.

  If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]

                               ----------------

                        CALCULATION OF REGISTRATION FEE

- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------

                                                  PROPOSED        PROPOSED
                                                  MAXIMUM          MAXIMUM        AMOUNT OF
    TITLE OF EACH CLASS OF       AMOUNT TO BE  OFFERING PRICE     AGGREGATE      REGISTRATION
SECURITIES TO BE REGISTERED(1)    REGISTERED      PER UNIT    OFFERING PRICE(1)     FEE(2)
- ---------------------------------------------------------------------------------------------
Notes due June 1, 2005.          $500,000,000       100%        $500,000,000       $172,414
- ---------------------------------------------------------------------------------------------
Notes due June 1, 2000.          $200,000,000       100%        $200,000,000       $ 68,966
- ---------------------------------------------------------------------------------------------
Notes due June 1, 2025.          $300,000,000       100%        $300,000,000       $103,448
- ---------------------------------------------------------------------------------------------
- ---------------------------------------------------------------------------------------------

(1) Pursuant to Rule 457(f)(1) and (3) under the Securities Act of 1933, as amended, each amount in this column is the market value of the maximum amount of the specified issue of Notes to be received by the Registrant from tendering holders, less the estimated amount of cash to be paid by the Registrant to tendering holders, pursuant to the exchange offers described herein. The market values are based on market prices as of April 25, 1995.
(2) The registration fee has been computed pursuant to Rule 457(f) under the Securities Act of 1933, as amended.

                               ----------------

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.

- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------

                      COLUMBIA/HCA HEALTHCARE CORPORATION

                             CROSS-REFERENCE SHEET
            PURSUANT TO ITEM 501 OF REGULATION S-K SHOWING LOCATION
           IN PROSPECTUS OF INFORMATION REQUIRED BY ITEMS OF FORM S-4

         S-4 ITEM NUMBER AND HEADING           CAPTION OR LOCATION IN PROSPECTUS
         ---------------------------           ---------------------------------
  1. Forepart of Registration Statement and
      Outside Front Cover of Prospectus.....   Facing Page; Cross Reference
                                                Sheet; Outside Front Cover Page.
  2. Inside Front and Outside Back Cover
      Pages.................................   Inside Front and Outside Back
                                                Cover Pages; Available
                                                Information; Incorporation of
                                                Certain Documents by Reference;
                                                Table of Contents.
  3. Risk Factors, Ratio of Earnings to
      Fixed Charges and Other Information...   Prospectus Summary; Investment
                                                Considerations; Supplemental
                                                Selected Financial Data--The
                                                Company; Selected Financial
                                                Data--The Company; Selected
                                                Financial Data--Healthtrust; The
                                                Company; Recent Developments.
  4. Terms of the Transaction...............   Outside Front Cover Page;
                                                Prospectus Summary; Investment
                                                Considerations; The Exchange
                                                Offers; The Consent
                                                Solicitation; The Proposed
                                                Amendments; Description of New
                                                Securities; Certain Federal
                                                Income Tax Considerations.
  5. Pro Forma Financial Information........   Not Applicable.
  6. Material Contacts With the Company
      Being Acquired........................   Recent Developments.
  7. Additional Information Required for
      Reoffering by Persons and Parties
      Deemed to be Underwriters.............   Not Applicable.
  8. Interests of Named Experts and Counsel.   Legal Matters.
  9. Disclosure of Commission Position on
      Indemnification For Securities Act
      Liabilities...........................   Not Applicable.
 10. Information with Respect to S-3
      Registrants...........................   The Company; Recent Developments.
 11. Incorporation of Certain Information by
      Reference.............................   Incorporation of Certain
                                                Documents by Reference.
 12. Information with Respect to S-2 or S-3
      Registrants...........................   Not Applicable.
 13. Incorporation of Certain Information by
      Reference.............................   Not Applicable.
 14. Information with Respect to Registrants
      Other than S-2 or S-3 Registrants.....   Not Applicable.
 15. Information with Respect to S-3
      Companies.............................   Not Applicable.
 16. Information with Respect to S-2 or S-3
      Companies.............................   Not Applicable.
 17. Information with Respect to Companies
      Other than S-2 or S-3 Companies.......   Not Applicable.
 18. Information if Proxies, Consents or
      Authorizations are to be Solicited....   Prospectus Summary; The Exchange
                                                Offers.
 19. Information if Proxies, Consents or
      Authorizations are not to be
      Solicited, or in an Exchange Offer....   Not Applicable.

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE +
+SECURITIES AND EXCHANGE COMISSION BUT HAS NOT YET BECOME EFFECTIVE.           +
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. THESE + +SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE +
+TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS AND        +
+CONSENT SOLICITATION SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE             +
+SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE          +
+SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE + +UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF +
+ANY SUCH STATE.                                                               +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
          PRELIMINARY COPY--SUBJECT TO COMPLETION DATED APRIL 28, 1995

PROSPECTUS AND CONSENT SOLICITATION

                                 $1,000,000,000

                      COLUMBIA/HCA HEALTHCARE CORPORATION

                               OFFER TO EXCHANGE
   $500,000,000 NOTES OF COLUMBIA/HCA HEALTHCARE CORPORATION DUE JUNE 1, 2005
                                FOR ANY AND ALL
 10 3/4% SUBORDINATED NOTES OF HEALTHTRUST, INC.--THE HOSPITAL COMPANY DUE 2002
                                      AND
   $200,000,000 NOTES OF COLUMBIA/HCA HEALTHCARE CORPORATION DUE JUNE 1, 2000
                                FOR ANY AND ALL
 10 1/4% SUBORDINATED NOTES OF HEALTHTRUST, INC.--THE HOSPITAL COMPANY DUE 2004
                                      AND
   $300,000,000 NOTES OF COLUMBIA/HCA HEALTHCARE CORPORATION DUE JUNE 1, 2025
                                FOR ANY AND ALL
 8 3/4% SUBORDINATED DEBENTURES OF HEALTHTRUST, INC.--THE HOSPITAL COMPANY DUE
                                      2005
                                      AND
                              CONSENT SOLICITATION

Columbia/HCA Healthcare Corporation (the "Company") hereby offers, upon the terms and subject to the conditions set forth in this Prospectus and Consent Solicitation (together, the "Prospectus") and the accompanying Letters of Transmittal and Consent (each a "Letter of Transmittal"), to exchange (i)
$1,000 principal amount of the Company's Notes due June 1, 2005 (the "New 2005 Notes") plus an amount of cash based on a fixed spread pricing formula described herein, for each $1,000 principal amount of 10 3/4% Subordinated
Notes of Healthtrust, Inc.--The Hospital Company ("Healthtrust") due 2002 (the "Old 10 3/4% Notes") properly tendered, (ii) $1,000 principal amount of the Company's Notes due June 1, 2000 (the "New 2000 Notes") plus an amount of cash based on a fixed spread pricing formula described herein, for each $1,000 principal amount of 10 1/4% Subordinated Notes of Healthtrust due 2004 (the
"Old 10 1/4% Notes") properly tendered and (iii) $1,000 principal amount of the Company's Notes due June 1, 2025 (the "New 2025 Notes") plus an amount of cash based on a fixed spread pricing formula described herein, for each $1,000 principal amount of 8 3/4% Subordinated Debentures of Healthtrust due 2005 (the "Old 8 3/4% Debentures") properly tendered (each such offer being referred to herein individually as an "Exchange Offer" and collectively as the "Exchange Offers"). The Old 10 3/4% Notes, Old 10 1/4% Notes and Old 8 3/4% Debentures are referred to collectively herein as the "Old Securities"; the New 2005
Notes, New 2000 Notes and New 2025 Notes are referred to collectively herein as the "New Securities." The New Securities, unlike the Old Securities which are subordinated to senior indebtedness of the Company and Healthtrust, will be unsubordinated senior obligations of the Company and will rank pari passu with all existing and future unsecured and unsubordinated senior indebtedness of the Company.
                                                            cover page continued

- -------------------------------------------------------------------------------
 EACH EXCHANGE OFFER WILL EXPIRE ON , 1995, UNLESS EXTENDED (THE "EXPIRATION DATE"), AT 11:59 P.M., NEW YORK CITY TIME. OLD SECURITIES TENDERED FOR EXCHANGE MAY BE WITHDRAWN AT ANY TIME PRIOR TO 11:59 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.
- -------------------------------------------------------------------------------

SEE "INVESTMENT CONSIDERATIONS" FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED IN EVALUATING THE EXCHANGE OFFERS.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS AND CONSENT SOLICITATION. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

For further information relating to the Exchange Offers, please call the Information Agent or the Dealer Manager at the telephone numbers set forth on the back cover page hereof. To obtain copies of this Prospectus, please contact the Information Agent.

The Dealer Manager for the Exchange Offers is:
    ----------------------
      SALOMON BROTHERS INC
      -------------------------------------------------------------------------
      The date of this Prospectus is         , 1995.

  NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MAY NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE DEALER MANAGER.

                             AVAILABLE INFORMATION

  The Company has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-4 under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the New Securities offered hereby (together with all amendments thereto, the "Registration Statement"). This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto. For further information with respect to the Company, Healthtrust and the New Securities, reference is made to the Registration Statement and the exhibits and schedules thereto. Statements contained in this Prospectus as to the contents of any document filed with, or incorporated by reference in, the Registration Statement are not necessarily complete, and in each instance reference is made to the copy of such document filed with, or incorporated by reference in, the Registration Statement, and each such statement is qualified in all respects by such reference.

  The Company and Healthtrust are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, file reports, proxy statements and other information with the Commission.

  The Registration Statement, and exhibits thereto, and the proxy statements and reports of the Company and Healthtrust can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and Seven World Trade Center, 13th Floor, New York, New York 10048. Copies of such materials can be obtained by mail from the public reference section of the Commission at its office at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Certain securities of the Company and Healthtrust are listed on the New York Stock Exchange and reports, proxy statements and other information concerning the Company and Healthtrust can be inspected at the office of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The following documents heretofore filed or to be filed by the Company with the Commission pursuant to the Exchange Act are incorporated herein by reference and shall be deemed a part hereof:

  (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1994;

  (b) The Company's Current Reports on Form 8-K dated February 21, 1995 and April 24, 1995; and

  (c) All other reports filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering of the securities offered hereby.

  The following documents heretofore filed or to be filed by Healthtrust with the Commission pursuant to the Exchange Act are incorporated herein by reference and shall be deemed a part hereof:

    (a) Healthtrust's Annual Report on Form 10-K for the fiscal year ended August 31, 1994;

  (b) Healthtrust's Quarterly Reports on Form 10-Q for the interim periods ended November 30, 1994 and February 28, 1995;

  (c) Healthtrust's Current Report on Form 8-K dated October 4, 1994; and

  (d) All other reports filed by Healthtrust pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering of the securities offered hereby.

  Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein, or in any other subsequently filed document that also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus. Subject to the foregoing, all information appearing in this Prospectus is qualified in its entirety by the information appearing in the documents incorporated herein by reference.

  THIS PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WITH RESPECT TO THE COMPANY AND HEALTHTRUST THAT ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS ARE AVAILABLE WITHOUT CHARGE TO ANY PERSON TO WHOM THIS PROSPECTUS IS DELIVERED, UPON WRITTEN OR ORAL REQUEST TO STEPHEN T. BRAUN, ESQ., SENIOR VICE PRESIDENT AND GENERAL COUNSEL, COLUMBIA/HCA HEALTHCARE CORPORATION, 201 WEST MAIN STREET, LOUISVILLE, KENTUCKY 40202 OR BY TELEPHONE AT (502) 572-2000. TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY SUCH REQUEST SHOULD BE MADE BY [DATE FIVE DAYS BEFORE EXPIRATION DATE].

                               TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----
AVAILABLE INFORMATION.....................................................   i
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE...........................   i
PROSPECTUS SUMMARY........................................................   1
SUPPLEMENTAL SELECTED FINANCIAL DATA--THE COMPANY.........................  14
SELECTED FINANCIAL DATA--THE COMPANY......................................  16
SELECTED FINANCIAL DATA--HEALTHTRUST......................................  17
INVESTMENT CONSIDERATIONS.................................................  18
THE COMPANY...............................................................  20
HEALTHTRUST...............................................................  20
RECENT DEVELOPMENTS.......................................................  21
THE EXCHANGE OFFERS.......................................................  22
  Terms of the Exchange Offers............................................  22
  The New Securities......................................................  26
  The Consent Solicitation................................................  26
  Calculations; Information...............................................  26
  Dealer Manager Market Activity..........................................  27
  Expiration Date; Extensions; Termination; Amendments....................  27
  Effect of Tender........................................................  28
  Dissenters' Rights......................................................  28
  Acceptance of Old Securities Tendered for Exchange; Delivery of New
   Securities.............................................................  28
  Procedures for Tendering Old Securities and Giving Consents.............  29
  Proper Execution and Delivery of Letters of Transmittal.................  30
  Conditions to the Exchange Offers.......................................  32
  Withdrawal and Revocation Rights........................................  33
  Future Offers...........................................................  34
  Transfer Taxes..........................................................  34
  Exchange Agent..........................................................  34
  Information Agent.......................................................  34
  Dealer Manager..........................................................  35
MARKET AND TRADING INFORMATION............................................  36
ACCOUNTING TREATMENT OF THE EXCHANGE OFFERS...............................  37
THE CONSENT SOLICITATION..................................................  37
THE PROPOSED AMENDMENTS...................................................  39
DESCRIPTION OF NEW SECURITIES.............................................  48
CERTAIN FEDERAL INCOME TAX CONSIDERATIONS.................................  56
LEGAL MATTERS.............................................................  58
EXPERTS...................................................................  58

                               PROSPECTUS SUMMARY

  The following summary is qualified in its entirety by the more detailed information and financial statements and notes thereto appearing elsewhere, or incorporated by reference, in this Prospectus. See "Investment Considerations" for a discussion of certain factors that should be considered in connection with the Exchange Offers and Solicitation.

                                  THE COMPANY

  Columbia/HCA Healthcare Corporation (the "Company") is one of the largest health care services companies in the United States. At April 24, 1995, the Company operated 292 general, acute care hospitals and 28 psychiatric hospitals in 38 states and two foreign countries. In addition, as part of its comprehensive health care networks, the Company operates facilities that provide a broad range of outpatient and ancillary services. At April 24, 1995, the Company operated more than 125 outpatient centers.

  The Company was incorporated in Nevada in January 1990 and reincorporated in Delaware in September 1993. The Company's principal executive offices are located at One Park Plaza, Nashville, Tennessee 37203, and its telephone number at such address is (615) 327-9551.

                                  HEALTHTRUST

  Healthtrust, Inc.--The Hospital Company ("Healthtrust") is one of the largest providers of health care services in the United States, delivering a full range of inpatient, outpatient and other health care services principally through its affiliated hospitals. At March 31, 1995, Healthtrust operated 117 acute care hospitals, all of which were owned or leased by Healthtrust through its subsidiaries or joint venture arrangements. Healthtrust was also an investor, through joint ventures, in four other acute care hospitals.

  Healthtrust was incorporated in Delaware in April 1985. Healthtrust's principal executive offices are located at 4525 Harding Road, Nashville, Tennessee 37205, and its telephone number at such location is (615) 383-4444.

                          THE HEALTHTRUST ACQUISITION

  On April 24, 1995, a wholly-owned subsidiary of the Company merged with and into Healthtrust (as used herein the term "Healthtrust" refers to either the pre-merger Healthtrust or the post-merger Healthtrust as the context requires). Each stockholder of Healthtrust received for each share of Healthtrust common stock owned as of the effective time of the merger 0.88 of a share of the Company's common stock. The Company has assumed all of Healthtrust's obligations under, and has become a co-obligor with Healthtrust with respect to, the Old Securities. The Old Securities are subordinated to senior indebtedness of Healthtrust and the Company.

                      THE EXCHANGE OFFERS AND SOLICITATION

THE EXCHANGE OFFERS:        Pursuant to the Exchange Offers, the Company is
                            offering to exchange, for any and all of certain outstanding debt securities of Healthtrust, an equal principal amount of certain newly issued debt securities of the Company plus an amount of cash based on the fixed spread pricing formulas described herein.

                            Specifically, subject to the terms of the Exchange Offers, the Company is offering to exchange:

                            (i) $1,000 principal amount of the Company's Notes due June 1, 2005 (the "New 2005 Notes") plus an amount of cash based on the relevant fixed spread pricing formula, for each $1,000 principal amount of Healthtrust's 10 3/4% Subordinated Notes due 2002 (the "Old 10 3/4% Notes"),

                            (ii) $1,000 principal amount of the Company's Notes due June 1, 2000 (the "New 2000 Notes") plus an amount of cash based on the relevant fixed spread pricing formula, for each $1,000 principal amount of Healthtrust's 10 1/4% Subordinated Notes due 2004 (the "Old 10 1/4% Notes"), and

                            (iii) $1,000 principal amount of the Company's
                                  Notes due June 1, 2025 (the "New 2025 Notes") plus an amount of cash based on the relevant fixed spread pricing formula, for each $1,000 principal amount of Healthtrust's 8 3/4% Subordinated Debentures due 2005 (the "Old 8 3/4% Debentures").

                            The Old 10 3/4% Notes, Old 10 1/4% Notes and Old 8 3/4% Debentures are referred to collectively herein as the "Old Securities"; the New 2005 Notes, New 2000 Notes and New 2025 Notes are referred to collectively herein as the "New Securities."

                            For each issue of Old Securities, a price that includes accrued but unpaid interest to the Exchange Date (a "Reference Total Price") will be determined using the specified fixed spread pricing formula for such issue. Such Reference Total Price will be based on a yield (a "Reference Yield") to a specified redemption date for such issue equal to
                            (i) the yield (the "Benchmark Treasury Yield") on a specified U.S. Treasury Security for such issue (a "Benchmark Treasury Security"), plus (ii) a specified number of basis points for such issue. For each issue of New Securities, an interest rate will be determined, equal to (i) the yield on a specified Benchmark Treasury Security for such issue, plus (ii) a specified number of basis points for such issue. For each $1,000 principal amount of Old Securities accepted by the Company, a holder will receive $1,000 principal amount of the corresponding issue of New Securities and an amount in cash equal to the amount by which the Reference Total Price for the tendered Old Securities exceeds $1,000. Reference Total Prices and interest rates on the New Securities will be determined based on the Benchmark Treasury Yields as of 4:00 p.m., New York City time, on the second business day prior to the Expiration Date (the "Pricing Time").

                            Because the Reference Total Price is based on a fixed spread pricing formula linked to a Benchmark Treasury Yield, the amount of cash that will be received by a tendering holder in the event an Exchange Offer is consummated will be affected by changes in the applicable Benchmark Treasury Yield during the term of the Exchange Offer. Similarly, because the interest rate on each issue of New Securities is linked to a Benchmark Treasury Yield, the actual interest rate that would be realized by a tendering holder will be affected by changes in the applicable Benchmark Treasury Yield during the term of the Exchange Offer. See "The Exchange Offers-- Terms of the Exchange Offers."

                            The New Securities will be unsecured obligations of the Company. Unlike the Old Securities which are subordinated to senior indebtedness of Healthtrust and the Company, the New Securities will be unsubordinated senior obligations of the Company and will rank pari passu with all existing and future unsecured and unsubordinated senior indebtedness of the Company. The covenants that will apply to the Company and its subsidiaries pursuant to the New Securities will be consistent with those that currently apply to the Company and its subsidiaries pursuant to the Company's existing debt securities. See "Description of New Securities."

CONSIDERATION FOR OLD 10
 3/4% NOTES:                In exchange for each $1,000 principal amount of Old
                            10 3/4% Notes accepted by the Company, a holder will receive $1,000 principal amount of New 2005
                            Notes and an amount of cash equal to the amount by which the Reference Total Price for the Old 10 3/4%
                            Notes exceeds $1,000. The Reference Total Price for the Old 10 3/4% Notes will be based on a Reference
                            Yield to the first optional redemption date for such notes (May 1, 1997) equal to the sum of (i) the yield on the 6 1/2% U.S. Treasury Note due
                            April 30, 1997, as of the Pricing Time, plus
                            (ii)  %.

                            The per annum interest rate on the New 2005 Notes will equal the sum of (i) the yield on the 7 1/2% U.S. Treasury Note due February 15, 2005, as of the Pricing Time, plus (ii) %. See "The Exchange Offers--Terms of the Exchange Offers--Exchange Offer for Old 10 3/4% Notes."

CONSIDERATION FOR OLD 10
 1/4% NOTES:                In exchange for each $1,000 principal amount of Old
                            10 1/4% Notes accepted by the Company, a holder will receive $1,000 principal amount of New 2000
                            Notes and an amount of cash equal to the amount by which the Reference Total Price for the Old 10 1/4%
                            Notes exceeds $1,000. The Reference Total Price for the Old 10 1/4% Notes will be based on a Reference
                            Yield to the first optional redemption date for such notes (April 15, 1999) equal to the sum of (i) the yield on the 7% U.S. Treasury Note due April
                            15, 1999, as of the Pricing Time, plus (ii)  %.

                            The per annum interest rate on the New 2000 Notes will equal the sum of (i) the yield on the 6 3/4% U.S. Treasury Note due April 30, 2000, as of the Pricing Time, plus (ii) %. See "The Exchange Offers--Terms of the Exchange Offers--Exchange Offer for Old 10 1/4% Notes."

CONSIDERATION FOR OLD 8
 3/4% DEBENTURES:           In exchange for each $1,000 principal amount of Old
                            8 3/4% Debentures accepted by the Company, a holder will receive $1,000 principal amount of New 2025
                            Notes and an amount of cash equal to the amount by which the Reference Total Price for the Old 8 3/4%
                            Debentures exceeds $1,000. The Reference Total
                            Price for the Old 8 3/4% Debentures will be based on a Reference Yield to the first date at which such debentures may be redeemed at par (March 15, 2001) equal to the sum of (i) the yield on the 7
                            3/4% U.S. Treasury Note due February 15, 2001, as of the Pricing Time, plus (ii) %.

                            The per annum interest rate on the New 2025 Notes will equal the sum of (i) the yield on the 7 1/2% U.S. Treasury Note due November 15, 2024, as of the Pricing Time, plus (ii) %. See "The Exchange Offers--Terms of the Exchange Offers--Exchange Offer for Old 8 3/4% Debentures."

CALCULATIONS:               The Reference Total Price for each issue of Old
                            Securities will be determined using the methodology set forth in Schedule A hereto. An example of the application of such methodology is provided for each issue of Old Securities in Schedule B hereto.
                            The Exchange Date will be used as the settlement date for all such calculations. Each Benchmark
                            Treasury Yield will be based on the bid price for the relevant Benchmark Treasury Security as displayed on the Garban Limited Quotation Screens for U.S. Government Securities as of the Pricing
                            Time. See "The Exchange Offers--Calculations;
                            Information."

INFORMATION:                Any questions concerning the terms of the Exchange
                            Offers should be directed to the Liability
                            Management Group at the Dealer Manager at (800)
                            558-3745 (toll free) or (212) 783-3738 (call
                            collect). The Dealer Manager intends to publish the terms of the Exchange Offers, including the final
                            Reference Total Prices for the Old Securities and the final interest rates on the New Securities when available, on MCM "CORPORATEWATCH" Service on Telerate page 41962 and on Bloomberg under "Company
                            News."

                            During the term of the Exchange Offers, current information regarding Benchmark Treasury Yields, Reference Yields, Reference Total Prices and interest rates on the New Securities may be obtained from the Liability Management Group at the Dealer Manager at the toll free number listed above. Questions concerning tender procedures and requests for additional copies of this Prospectus should be directed to the Information Agent. See "The Exchange Offers--Calculations; Information."

CONSENT SOLICITATION:       Concurrently with the Exchange Offers, the Company
                            is soliciting (the "Solicitation") consents
                            ("Consents") from holders of each issue of Old
                            Securities to certain amendments to the indenture governing such issue of Old Securities.

                          Prior to the announcement of the acquisition of Healthtrust by the Company, the Old Securities were rated below investment grade at B1 by Moody's Investors Service, Inc. ("Moody's") and B by Standard & Poor's Corporation ("S&P"). In connection with the Company's acquisition of Healthtrust, the Company, whose debt securities as of the date hereof are rated investment grade at A3 by Moody's and BBB+ by S&P, has become a co-obligor with Healthtrust (in such capacity, each an "Obligor") with respect to the Old Securities. As of the date hereof, each of Moody's and S&P has raised its rating with respect to the Old Securities to investment grade at Baa1 by Moody's and BBB by S&P. Pursuant to the Solicitation, the Company is proposing parallel amendments (the "Proposed Amendments") to the indentures under which the Old Securities were issued in order to make the covenants and certain other terms in such indentures consistent with those that currently apply to the Company and its subsidiaries with respect to the Company's existing debt securities and that will apply to the Company and its subsidiaries with respect to the New Securities. See "The Consent Solicitation."

                          The Proposed Amendments contemplated by the Solicitation would, among other things, eliminate the covenants in each of the indentures that restrict the incurrence of Indebtedness and the making of Restricted Payments (as each such term is defined in the indentures) by an Obligor and its subsidiaries and would replace those covenants with covenants (i) limiting the ability of an Obligor and certain of its subsidiaries to mortgage or pledge, or engage in sale and lease-back transactions with respect to, certain hospital properties and (ii) restricting the issuance of preferred stock and the incurrence of indebtedness by certain subsidiaries of an Obligor. In addition, the Proposed Amendments would (i) make the provisions in each indenture that govern consolidations, mergers and asset sales by an Obligor less restrictive and (ii) eliminate the provisions that require that, in the event of a Change of Control and a Rating Decline (as each such term is defined in the indentures), the Old Securities be repurchased at par at the option of holders.

                          Consents from holders of a majority in principal amount outstanding of an issue of Old Securities (the "Requisite Consents") must be received in order to adopt the Proposed Amendments to the relevant indenture with respect to such issue of Old Securities. The Proposed Amendments will be adopted with respect to a particular issue of Old Securities only upon consummation of the Exchange Offer with respect to such issue. If the Proposed Amendments are adopted with respect to a particular issue of Old Securities then each non-exchanging holder of such issue will be bound by the Proposed Amendments even though such holder did not consent to the Proposed Amendments. See "The Consent Solicitation", "Investment Considerations" and "The Proposed Amendments."

                            HOLDERS OF OLD SECURITIES WHO TENDER INTO AN
                            EXCHANGE OFFER WILL BE REQUIRED, AS A CONDITION TO A VALID TENDER, TO HAVE GIVEN THEIR CONSENT TO THE PROPOSED AMENDMENTS CONTEMPLATED BY THE SOLICITATION. THE PROPER COMPLETION, EXECUTION AND DELIVERY OF A LETTER OF TRANSMITTAL WITH RESPECT TO PARTICULAR OLD SECURITIES WILL CONSTITUTE THE DELIVERY OF A CONSENT WITH RESPECT TO SUCH OLD SECURITIES. WITHDRAWAL OF OLD SECURITIES WILL BE DEEMED A REVOCATION OF THE CONSENT TO WHICH SUCH OLD SECURITIES RELATE. CONSENTS WILL BE IRREVOCABLE AS OF THE EXPIRATION OF THE RELEVANT EXCHANGE OFFER.

CONSENT PAYMENT:            The Company will not make a separate payment for
                            Consents delivered in the Solicitation.

OLD SECURITIES OUTSTANDING: As of the date hereof, there are $500,000,000 aggregate principal amount of Old 10 3/4% Notes outstanding, $200,000,000 aggregate principal amount of Old 10 1/4% Notes outstanding and $300,000,000 aggregate principal amount of Old 8 3/4% Debentures outstanding.

CONDITIONS TO THE
 EXCHANGE OFFERS:           Consummation of each Exchange Offer is conditioned
                            upon, among other things, receipt of the Requisite
                            Consents with respect to all three issues of Old
                            Securities. The Company may, in its sole discretion, waive any condition with respect to an Exchange Offer and accept for exchange any Old
                            Securities tendered. See "The Exchange Offers--
                            Conditions to the Exchange Offers."

EXPIRATION AND              Each Exchange Offer will expire at 11:59 p.m., New
AMENDMENTS:                 York City time, on     ,    , 1995 or at any later
                            time and date to which the Exchange Offers or any of them may be extended by the Company in accordance with the procedures described herein.
                            The date on which an Exchange Offer expires is referred to herein as the "Expiration Date."

                            If the consideration offered with respect to any Exchange Offer is changed, such Exchange Offer will remain open at least ten business days from the date public notice of such change is given. However, in the event the Company has not received the Requisite Consents with respect to an issue of Old Securities as of 11:59 p.m., New York City time, on the Expiration Date, the Company may extend the relevant Exchange Offer for a period of less than ten business days, but not less than two business days, and redetermine the Reference Total Price with respect to such issue of Old Securities and the interest rate on the corresponding issue of New Securities using the relevant Benchmark Treasury Yields as of 4:00 p.m., New York City time, on the second business day prior to such extended Expiration Date. However, no such extension of less than ten business days will occur unless the value of the total consideration (cash plus the value of the New Securities) to be received by a tendering holder increases as a result of the redetermination described above. See "The Exchange Offers-- Expiration Date; Extensions; Termination; Amendments."

CERTAIN FEDERAL INCOME
 TAX CONSIDERATIONS:        The exchange of securities pursuant to the Exchange
                            Offers (the "Exchange") will constitute a recapitalization for U.S. federal income tax purposes. As a result, a holder of Old Securities that tenders in an Exchange Offer generally will recognize gain, if any, on the Exchange only to the extent of the cash received by such holder pursuant to the Exchange. No loss recognition will be permitted in respect of the Exchange. See "Certain
                            Federal Income Tax Considerations."

CERTAIN CONSEQUENCES TO
 HOLDERS TENDERING IN THE
 EXCHANGE OFFERS:
                            Holders whose Old Securities are accepted by the Company in an Exchange Offer will receive New Securities. Unlike the Old Securities on which both the Company and Healthtrust are obligors, the Company will be the only obligor on the New Securities. Unlike the Old Securities which are subordinated to senior indebtedness of Healthtrust and the Company, the New Securities will be unsubordinated senior obligations of the Company. The covenants and certain other terms of the New Securities will be consistent with those that currently apply to the Company and its subsidiaries pursuant to the Company's existing debt securities. Although such covenants and terms will be substantially less restrictive than those that currently apply to the Company and its subsidiaries pursuant to the Old Securities, they will be consistent with those that will apply pursuant to an issue of Old Securities if the Proposed Amendments are adopted with respect to such issue.

                            The Company does not intend to list the New
                            Securities on any securities exchange. The Dealer Manager currently plans to make a market in the New Securities; however, there can be no assurance that the Dealer Manager will make such a market or that any active market in the New Securities will develop or be maintained. See "Investment Considerations."

CERTAIN CONSEQUENCES TO
 HOLDERS NOT TENDERING IN
 THE EXCHANGE OFFERS:       Holders who do not tender pursuant to the Exchange
                            Offers will retain their Old Securities. Unlike the New Securities which would be unsubordinated senior obligations of the Company, the Old Securities are subordinated to senior indebtedness of Healthtrust and the Company. If the Proposed Amendments are adopted with respect to an issue of Old Securities, certain covenants and other terms will be modified or eliminated entirely. The resulting covenants and terms will be substantially less restrictive than those currently applicable to the Old Securities.

                            In the event an Exchange Offer is consummated, the existing trading market for the subject Old Securities may become less liquid due to the reduction in the amount of such Old Securities outstanding after the Exchange Offer. In addition, the Company may delist the Old 10 3/4% Notes and the Old 8 3/4% Debentures, which currently are listed on the New York Stock Exchange (the "NYSE"). See "Investment Considerations."

TENDER OF OLD SECURITIES
 AND DELIVERY OF            The GREEN Letter of Transmittal must be used to
 CONSENTS:                  tender Old 10 3/4% Notes. The YELLOW Letter of
                            Transmittal must be used to tender Old 10 1/4%
                            Notes. The BLUE Letter of Transmittal must be used to tender Old 8 3/4% Debentures.

                            To tender Old Securities, a holder must deliver his or her Old Securities together with a properly completed and executed Letter of Transmittal to the Exchange Agent. If Old Securities are held by a custodian or other intermediary, to tender such Old Securities the beneficial owner must instruct his or her custodian or other intermediary to tender such Old Securities on his or her behalf. All tenders must be made by 11:59 p.m., New York City time, on the Expiration Date. See "The Exchange Offers--Procedures for Tendering Old Securities and Giving Consents."

                            THE PROPER COMPLETION, EXECUTION AND DELIVERY OF A LETTER OF TRANSMITTAL WITH RESPECT TO PARTICULAR OLD SECURITIES WILL CONSTITUTE THE GIVING OF A CONSENT TO THE PROPOSED AMENDMENTS WITH RESPECT TO SUCH OLD SECURITIES.

                            All New Securities will be delivered only in book-entry form through The Depository Trust Company ("DTC"). Accordingly, holders who anticipate tendering and whose Old Securities are not held custodially through DTC are urged to contact promptly a bank, broker or other intermediary that has the capability to hold securities custodially through DTC, to arrange for receipt of any New Securities delivered pursuant to the Exchange Offers and to obtain the information necessary to provide the required account information on the relevant Letter of Transmittal.

GUARANTEED DELIVERY:        No guaranteed delivery procedures are available
                            with respect to the Exchange Offers.

ACCEPTANCE OF OLD
 SECURITIES AND DELIVERY
 OF NEW SECURITIES:         Subject to satisfaction or waiver of the conditions
                            to an Exchange Offer, the Company will exchange
                            (and thereby purchase) any and all Old Securities that are properly tendered in such Exchange Offer and not withdrawn. New Securities will be issued only in book-entry form through DTC. New Securities will be delivered and cash payments will be made by check (in New York next day funds) on the fifth business day following the Expiration Date (the
                            "Exchange Date"). See "The Exchange Offers--
                            Acceptance of Old Securities Tendered for Exchange;
                            Delivery of New Securities."

WITHDRAWAL AND REVOCATION
 RIGHTS: Tenders of Old Securities may be withdrawn at any time prior to 11:59 p.m., New York City time, on the Expiration Date. Withdrawal of tendered Old Securities will be deemed a rejection of the Exchange Offer and a revocation of the Consent with respect to such Old Securities. See "The Exchange Offers--Withdrawal and Revocation Rights."

NO DISSENTERS' RIGHTS:      Holders of Old Securities do not have any appraisal
                            or dissenters' rights under the Delaware General
                            Corporation Law or the indentures under which the Old Securities were issued. See "The Exchange
                            Offers--Terms of the Exchange Offers--Dissenters'
                            Rights."

 DEALER MANAGER MARKET
 ACTIVITY:                  The Dealer Manager currently plans to make a market
                            in the New Securities following the completion of the Exchange Offers and may buy and sell New
                            Securities on a "when and if issued" basis prior to the completion of the Exchange Offers. However, there can be no assurance that the Dealer Manager will engage in such activities or that any active market in the New Securities will develop or be maintained. See "Investment Considerations."

EXCHANGE AGENT:             Chemical Bank, 55 Water Street, Second Floor--Room
                            234, New York, New York 10041. Attention:
                            Reorganization Department.

DEALER MANAGER:             Salomon Brothers Inc, Seven World Trade Center, New
                            York, New York 10048. Telephone: (800) 558-3745
                            (toll free); (212) 783-3738 (call collect).
                            Attention: Liability Management Group.

INFORMATION AGENT:          D.F. King & Co., Inc., 77 Water Street, New York,
                            New York 10005. Telephone: (800) 829-6554 (toll
                            free).

                               THE NEW SECURITIES

NEW SECURITIES GENERALLY


Issuer:                 Columbia/HCA Healthcare Corporation.

Indenture:              The New Securities will be issued under an indenture
                        dated as of December 15, 1993 (the "Company
                        Indenture"), between the Company and The First National
                        Bank of Chicago, as trustee (the "New Trustee").

Interest:               Interest will accrue on the New Securities from the
                        Exchange Date. Interest will be paid each June 1 and December 1, commencing December 1, 1995.

Rating: As of the date hereof, the Company's debt securities are rated A3 by Moody's and BBB+ by S&P. The Company expects that the New Securities will receive similar ratings. However, the ratings given the New Securities should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.

Ranking: The New Securities will be unsecured obligations of the Company. Unlike the Old Securities which are subordinated to senior indebtedness of Healthtrust and the Company, the New Securities will be unsubordinated senior obligations of the Company and will rank pari passu with all existing and future unsecured and unsubordinated indebtedness of the Company.

Form: New Securities will be available only in book-entry form through DTC.

Optional Redemption:    Unlike the Old Securities, New Securities may not be
                        redeemed by the Company prior to the maturity thereof.

Covenants:              The Company Indenture limits, among other things, the
                        ability of the Company and certain of its subsidiaries to mortgage or pledge, or engage in sale and lease-back transactions with respect to, certain hospital properties, and the ability of certain subsidiaries of the Company to issue preferred stock and incur indebtedness. The restrictive covenants with respect to the New Securities are substantially less restrictive than the covenants currently applicable to the Old
                        Securities. The Company Indenture does not require the Company to make an offer to repurchase the New
                        Securities in the event of a change of control of the Company.

Use of Proceeds:        The New Securities will be issued only in exchange for
                        the Old Securities. The Company will not receive any cash proceeds from the issuance of the New Securities.

NEW 2005 NOTES

Principal Amount Offered:  $500,000,000.


Maturity Date:             June 1, 2005.

Interest Rate:             Equal to the sum of (i) the yield on the 7 1/2% U.S.
                           Treasury Note due February 15, 2005, as of the
                           Pricing Time, plus (ii) %, per annum.

NEW 2000 NOTES

Principal Amount Offered:  $200,000,000.


Maturity Date:             June 1, 2000.


Interest Rate:             Equal to the sum of (i) the yield on the 6 3/4% U.S.
                           Treasury Note due April 30, 2000, as of the Pricing
                           Time, plus (ii)  %, per annum.

NEW 2025 NOTES

Principal Amount Offered:  $300,000,000.


Maturity Date:             June 1, 2025.


Interest Rate:             Equal to the sum of (i) the yield on the 7 1/2% U.S.
                           Treasury Note due November 15, 2024, as of the
                           Pricing Time, plus (ii) %, per annum.

                COMPARISON OF OLD SECURITIES AND NEW SECURITIES

  What follows is a brief comparison of the principal features of the Old Securities and the New Securities. The description of the Old Securities reflects the Old Securities as currently constituted and does not reflect any changes to the terms and covenants of the Old Securities that may be effected pursuant to the Solicitation. The following descriptions are brief summaries, do not purport to be complete and are qualified in their entirety by reference, with respect to the Old Securities, to the Old Securities and the indentures under which the Old Securities were issued and, with respect to the New Securities, to the Company Indenture. For further information regarding the Old Securities and for definitions of capitalized terms used with respect to the Old Securities but not heretofore defined, see "The Proposed Amendments." For further information regarding the New Securities and for definitions of capitalized terms used with respect to the New Securities but not heretofore defined, see "Description of New Securities."

                     OLD SECURITIES                   NEW SECURITIES
                     --------------                   --------------
OBLIGOR(S):          The Company and Healthtrust.     The Company.

TRUSTEE:             The First National Bank of       The First National Bank of
                     Boston.                          Chicago.

AGGREGATE PRINCIPAL  Old 10 3/4% Notes:               New 2005 Notes: up to
 AMOUNT:             $500,000,000.                    $500,000,000.
                     Old 10 1/4% Notes:               New 2000 Notes: up to
                     $200,000,000.                    $200,000,000.
                     Old 8 3/4% Debentures:           New 2025 Notes: up to
                     $300,000,000.                    $300,000,000.

MATURITY:            Old 10 3/4% Notes: May 1, 2002.  New 2005 Notes: June 1,
                                                      2005.
                     Old 10 1/4% Notes: April 15,     New 2000 Notes: June 1,
                     2004.                            2000.
                     Old 8 3/4% Debentures: March     New 2025 Notes: June 1,
                     15, 2005.                        2025.

INTEREST RATE:       Old 10 3/4% Notes: 10 3/4%,      The interest rate on each
                     per annum.                       issue of New Securities will
                     Old 10 1/4% Notes: 10 1/4%,      be set pursuant to the
                     per annum.                       applicable formula described
                     Old 8 3/4% Debentures: 8 3/4%,   herein. Interest will accrue
                     per annum.                       on the New Securities from
                                                      the Exchange Date.

RATING:              As of the date hereof, the Old   As of the date hereof, the
                     Securities are rated Baa1 by     Company's debt securities
                     Moody's and BBB by S&P.          are rated A3 by Moody's and
                                                      BBB+ by S&P. The Company
                                                      expects that the New
                                                      Securities will receive
                                                      similar ratings.

REDEMPTION:          The Old 10 3/4% Notes are        The New Securities are not
                     redeemable at any time on or     redeemable prior to
                     after May 1, 1997 at a           maturity.
                     redemption price of 104%
                     declining annually to par on
                     May 1, 1999. The Old 10 1/4%
                     Notes are redeemable at any
                     time on or after April 15, 1999
                     at a redemption price of
                     103.844% declining annually to
                     par on April 15, 2002. The Old
                     8 3/4% Debentures are
                     redeemable at any time on or
                     after March 15, 1998 at a
                     redemption price of 104.375%
                     declining annually to par on
                     March 15, 2001.

CHANGE OF CONTROL:   Holders may require repurchase   The Company is not required
                     of Old Securities at par         to repurchase New Securities
                     following a Change of Control    following a change of
                     and a Rating Decline. The        control of the Company.
                     Proposed Amendments would
                     eliminate this requirement.

SINKING FUND:        None.                            None.

SECURITY:            None.                            None.

                        OLD SECURITIES                    NEW SECURITIES
                        --------------                    --------------
RANKING:                The Old Securities are            The New Securities are
                        subordinated to senior            unsubordinated senior
                        indebtedness of Healthtrust and   obligations of the Company
                        the Company.                      and will rank pari passu
                                                          with all existing and future
                                                          unsubordinated senior
                                                          indebtedness of the Company.
CERTAIN COVENANTS:      The Old Securities restrict,      The covenants with respect
                        among other things, (i) the       to the New Securities are
                        incurrence of indebtedness by     substantially less
                        an Obligor and its subsidiaries   restrictive than those with
                        and (ii) dividends and            respect to the Old
                        distributions on, and             Securities. The New
                        repurchases of, an Obligor's      Securities restrict, among
                        capital stock and certain other   other things, (i) the
                        restricted payments and           ability of the Company and
                        investments by an Obligor and     its subsidiaries to secure
                        its subsidiaries. The Proposed    indebtedness by mortgaging
                        Amendments would modify the       certain hospital properties
                        covenants with respect to the     or engaging in sale and
                        Old Securities to make such       lease-back transactions and
                        covenants consistent with those   (ii) the incurrence of
                        with respect to the Company's     indebtedness and issuance of
                        existing debt securities and      preferred stock by the
                        the New Securities.               Company's subsidiaries.
CONSOLIDATION, MERGER,
 ASSET SALES:           An Obligor may not consolidate,   The Company may not
                        merge or sell all or              consolidate, merge or sell
                        substantially all of its          all or substantially all of
                        assets, unless (i) the            its assets, unless (i) the
                        successor corporation expressly   successor corporation
                        assumes the Obligor's             assumes the Company's
                        obligations under the Old         obligations under the New
                        Securities, (ii) the              Securities, (ii) immediately
                        Consolidated Net Worth of the     thereafter no event of
                        successor corporation is          default with respect to the
                        greater than that of the          New Securities shall have
                        Obligor immediately prior to      occurred and be continuing
                        the transaction, (iii) the        and (iii) certain other
                        successor corporation could       conditions are satisfied.
                        incur $1.00 of additional
                        indebtedness under the covenant
                        limiting incurrence of
                        indebtedness by an Obligor and
                        (iv) immediately thereafter no
                        event of default with respect
                        to the Old Securities shall
                        have occurred and be
                        continuing. The Proposed
                        Amendments would modify this
                        provision to make it consistent
                        with the analogous provision in
                        the Company's existing debt
                        securities and the New
                        Securities.
EVENTS OF DEFAULT:      Failure to pay principal when     Failure to pay principal
                        due; failure to pay interest      when due; failure to pay
                        for 30 days; failure to perform   interest for 30 days;
                        any other covenant following      failure to perform any other
                        notice continued for, 90 days     covenant continued for 60
                        in the case of the Old 10 1/4%    days following notice; and
                        Notes and Old 8 3/4%              certain bankruptcy and
                        Debentures, or 60 days in the     insolvency events.
                        case of the Old 10 3/4% Notes;
                        certain bankruptcy and
                        insolvency events; cross-
                        acceleration of, or failure to
                        pay at maturity, debt of,
                        $50,000,000 or more in the case
                        of the Old 10 1/4% Notes and
                        Old 8 3/4% Debentures, or
                        $25,000,000 or more in the case
                        of the Old 10 3/4% Notes; and,
                        in the case of the Old 10 3/4%
                        Notes, final judgment exceeding
                        $25,000,000 unstayed for 60
                        days.
LISTING:                The Old 10 3/4% Notes and Old 8   The Company does not plan to
                        3/4% Debentures currently are     list the New Securities on
                        listed on the NYSE; however,      any securities exchange.
                        such issues may be delisted
                        following the Exchange Offers.
                        The Old 10 1/4% Notes are not
                        listed on any securities
                        exchange.

               SUPPLEMENTAL SELECTED FINANCIAL DATA--THE COMPANY

  Set forth below is certain supplemental selected financial data for the Company for the periods and as of the dates indicated, which is based on the supplemental consolidated financial statements of the Company incorporated by reference in this Prospectus.

  For accounting purposes, the Healthtrust Merger (as defined herein) has been treated as a pooling of interests. Accordingly, the supplemental consolidated financial statements and supplemental selected financial data give retroactive effect to the Healthtrust Merger and include the combined operations of the Company and Healthtrust for all periods presented. The historical financial information related to Healthtrust (which prior to the Healthtrust Merger was reported on a fiscal year ending August 31) has been recast to conform to the Company's annual reporting period ending December 31. The following data should be read in conjunction with the supplemental consolidated financial statements of the Company incorporated by reference in this Prospectus.

                      COLUMBIA/HCA HEALTHCARE CORPORATION
                      SUPPLEMENTAL SELECTED FINANCIAL DATA
                (DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

                               AS OF AND FOR THE YEARS ENDED DECEMBER 31,
                          -----------------------------------------------------
                            1994       1993       1992       1991       1990
                          ---------  ---------  ---------  ---------  ---------
SUMMARY OF OPERATIONS:
Revenues................  $  14,543  $  12,678  $  12,226  $  11,722  $  10,517
                          ---------  ---------  ---------  ---------  ---------
Salaries, wages and
 benefits...............      5,963      5,202      5,062      4,924      4,401
Supplies................      2,144      2,015      1,948      1,774      1,590
Other operating
 expenses...............      2,722      2,351      2,292      2,153      1,953
Provision for doubtful
 accounts...............        853        699        652        638        558
Depreciation and
 amortization...........        804        689        670        647        618
Interest expense........        387        415        506        748        852
Investment income.......        (69)       (74)       (88)       (83)       (85)
Non-recurring
 transactions...........        159        151        532        521         22
                          ---------  ---------  ---------  ---------  ---------
                             12,963     11,448     11,574     11,322      9,909
                          ---------  ---------  ---------  ---------  ---------
Income from continuing
 operations before
 minority interests and
 income taxes...........      1,580      1,230        652        400        608
Minority interests in
 earnings of
 consolidated entities..         40         18         25         24         14
                          ---------  ---------  ---------  ---------  ---------
Income from continuing
 operations before
 income taxes...........      1,540      1,212        627        376        594
Provision for income
 taxes..................        611        492        334        158        233
                          ---------  ---------  ---------  ---------  ---------
Income from continuing
 operations.............        929        720        293        218        361
Discontinued operations:
 Income (loss) from
  operations of
  discontinued health
  plan segment, net of
  income tax (benefit)..          -         16       (108)        16         (6)
 Costs associated with
  discontinuance of
  health plan segment,
  net of income tax
  benefit...............          -          -        (17)         -          -
Extraordinary loss on
 extinguishment of debt,
 net of income tax
 benefit................       (115)       (97)       (23)      (114)        (5)
Cumulative effect on
 prior years of a change
 in accounting for
 income taxes...........          -          -         51          -          -
                          ---------  ---------  ---------  ---------  ---------
 Net income.............  $     814  $     639  $     196  $     120  $     350
                          =========  =========  =========  =========  =========
Earnings per common and
 common equivalent
 share(a):
 Income from continuing
  operations............  $    2.16  $    1.75  $     .75  $     .59  $     .95
 Discontinued
  operations:
 Income (loss) from
  operations of
  discontinued health
  plan segment..........          -        .04       (.27)       .05       (.02)
 Costs associated with
  discontinuance of
  health plan segment...          -          -       (.05)         -          -
 Extraordinary loss on
  extinguishment of
  debt..................       (.27)      (.24)      (.06)      (.34)      (.02)
 Cumulative effect on
  prior years of a
  change in accounting
  for income taxes......          -          -        .13          -          -
                          ---------  ---------  ---------  ---------  ---------
 Net income.............  $    1.89  $    1.55  $     .50  $     .30  $     .91
                          =========  =========  =========  =========  =========
Shares used in earnings
 per common and common
 equivalent share
 computations (in
 thousands).............    429,295    413,036    394,378    334,676    315,606
Net cash provided by
 continuing operations..  $   1,747  $   1,585  $   1,776  $   1,607  $   1,531
Cash dividends per
 common share...........  $     .12  $     .06          -          -          -
Ratio of earnings to
 fixed charges..........      4.09x      3.33x      2.05x      1.47x      1.65x
FINANCIAL POSITION:
Assets..................  $  16,278  $  12,685  $  12,773  $  13,081  $  12,321
Working capital.........      1,092        835        899        917        856
Net assets of
 discontinued
 operations.............          -          -        376        411        303
Long-term debt,
 including amounts due
 within one year........      5,672      4,682      4,735      6,380      6,385
Minority interests in
 equity of consolidated
 entities...............        278         67         51         44         36
Common stockholders'
 equity.................  $   6,090  $   4,158  $   4,241  $   3,219  $   2,236
OPERATING DATA:
Number of hospitals at
 end of period..........        311        274        281        301        306
Number of licensed beds
 at end of period.......     59,595     53,245     53,457     54,616     54,443
Weighted average
 licensed beds..........     57,517     53,247     51,955     54,072     54,297
Average daily census....     23,841     22,973     23,569     25,819     26,096
Occupancy...............         41%        43%        45%        48%        48%
Admissions..............  1,565,500  1,451,000  1,448,000  1,486,200  1,475,400
Average length of stay
 (days).................        5.6        5.8        6.0        6.3        6.5
Emergency room visits...  4,651,000  4,248,900  4,065,000  4,016,700  3,852,100

- -------
(a) Earnings per common and common equivalent share include the effect of preferred stock dividend requirements totaling $18 million in 1991 and $63 million in 1990.

                      COLUMBIA/HCA HEALTHCARE CORPORATION
        SUPPLEMENTAL COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                  (UNAUDITED)
                             (DOLLARS IN MILLIONS)

                                                  YEARS ENDED DECEMBER 31,
                                             ----------------------------------
                                              1994   1993   1992   1991   1990
                                             ------ ------ ------ ------ ------
Earnings:
 Income from continuing operations before
  minority interests and income taxes....... $1,580 $1,230 $  652 $  400 $  608
 Fixed charges, exclusive of capitalized
  interest..................................    491    497    584    817    904
                                             ------ ------ ------ ------ ------
                                             $2,071 $1,727 $1,236 $1,217 $1,512
                                             ====== ====== ====== ====== ======
Fixed charges:
 Interest charged to expense................ $  387 $  415 $  506 $  748 $  852
 One-third of rent expense and amortization
  of deferred loan costs (a)................    104     82     78     69     52
                                             ------ ------ ------ ------ ------
 Fixed charges, exclusive of capitalized
  interest..................................    491    497    584    817    904
 Capitalized interest.......................     15     22     18     12     11
                                             ------ ------ ------ ------ ------
                                             $  506 $  519 $  602 $  829 $  915
                                             ====== ====== ====== ====== ======
Ratio of earnings to fixed charges..........  4.09x  3.33x  2.05x  1.47x  1.65x

- -------
(a) One-third of rent expense is considered representative of the underlying interest.

                      SELECTED FINANCIAL DATA--THE COMPANY

  Set forth below is certain selected financial data for the Company for the periods and as of the dates indicated, which is based upon the historical consolidated financial statements of the Company. Such data does not give effect to the Healthtrust Merger. See "Supplemental Selected Financial Data-- The Company." The following data should be read in conjunction with the consolidated financial statements and supplemental consolidated financial statements of the Company incorporated by reference in this Prospectus.

                      COLUMBIA/HCA HEALTHCARE CORPORATION
                            SELECTED FINANCIAL DATA
                (DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

                             AS OF AND FOR THE YEARS ENDED DECEMBER 31,
                          -----------------------------------------------------
                            1994       1993       1992       1991       1990
                          ---------  ---------  ---------  ---------  ---------
SUMMARY OF OPERATIONS:
Revenues................  $  11,132  $  10,252  $   9,932  $   9,598  $   8,641
                          ---------  ---------  ---------  ---------  ---------
Salaries, wages and ben-
 efits..................      4,545      4,215      4,112      3,976      3,510
Supplies................      1,686      1,664      1,613      1,467      1,314
Other operating ex-
 penses.................      2,059      1,893      1,849      1,739      1,586
Provision for doubtful
 accounts...............        628        542        515        508        444
Depreciation and amorti-
 zation.................        609        554        541        524        499
Interest expense........        248        321        401        597        694
Investment income.......        (62)       (66)       (81)       (64)       (69)
Non-recurring transac-
 tions..................        159        151        439        300         22
                          ---------  ---------  ---------  ---------  ---------
                              9,872      9,274      9,389      9,047      8,000
                          ---------  ---------  ---------  ---------  ---------
Income from continuing
 operations before mi-
 nority interests and
 income taxes...........      1,260        978        543        551        641
Minority interests in
 earnings of consoli-
 dated entities.........         29          9         10          9          4
                          ---------  ---------  ---------  ---------  ---------
Income from continuing
 operations before in-
 come taxes.............      1,231        969        533        542        637
Provision for income
 taxes..................        486        394        294        189        240
                          ---------  ---------  ---------  ---------  ---------
Income from continuing
 operations.............        745        575        239        353        397
Discontinued operations:
 Income (loss) from
  operations of
  discontinued health
  plan segment, net of
  income tax (benefit)..          -         16       (108)        16         (6)
 Costs associated with
  discontinuance of
  health plan segment,
  net of income tax
  benefit...............          -          -        (17)         -          -
Extraordinary loss on
 extinguishment of debt,
 net of income tax bene-
 fit....................       (115)       (84)         -          -          -
Cumulative effect on
 prior years of a change
 in accounting for in-
 come taxes.............          -          -         51          -          -
                          ---------  ---------  ---------  ---------  ---------
 Net income.............  $     630  $     507  $     165  $     369  $     391
                          =========  =========  =========  =========  =========
Earnings per common and
 common equivalent share
 (a):
 Income from continuing
  operations............  $    2.13  $    1.70  $     .73  $    1.20  $    1.28
 Discontinued
  operations:
 Income (loss) from
  operations of
  discontinued health
  plan segment..........          -        .04       (.33)       .05       (.02)
 Costs associated with
  discontinuance of
  health plan segment...          -          -       (.06)         -          -
 Extraordinary loss on
  extinguishment of
  debt..................       (.33)      (.24)         -          -          -
 Cumulative effect on
  prior years of a
  change in accounting
  for income taxes......          -          -        .16          -          -
                          ---------  ---------  ---------  ---------  ---------
 Net income.............  $    1.80  $    1.50  $     .50  $    1.25  $    1.26
                          =========  =========  =========  =========  =========
Shares used in earnings
 per common and common
 equivalent share
 computations (in
 thousands).............    350,075    339,222    328,564    279,954    262,552
Net cash provided by
 continuing operations..  $   1,301  $   1,298  $   1,287  $   1,257  $   1,191
Cash dividends per com-
 mon share..............  $     .12  $     .06          -          -          -
Ratio of earnings to
 fixed charges..........      4.68x      3.42x      2.11x      1.82x      1.85x
FINANCIAL POSITION:
Assets..................  $  12,339  $  10,216  $  10,347  $  10,843  $  10,391
Working capital.........        783        573        606        635        482
Net assets of discontin-
 ued operations.........          -          -        376        411        303
Long-term debt, includ-
 ing amounts due within
 one year...............      3,930      3,698      3,656      5,158      5,139
Minority interests in
 equity of consolidated
 entities...............        258         57         31         23         16
Common stockholders' eq-
 uity...................  $   5,022  $   3,471  $   3,691  $   2,822  $   2,099
OPERATING DATA:
Number of hospitals at
 end of period..........        195        193        200        219        221
Number of licensed beds
 at end of period.......     43,670     42,237     42,245     43,231     42,789
Weighted average bed ca-
 pacity.................     42,357     41,263     40,608     42,437     42,264
Average daily census....     18,524     18,702     19,253     21,255     21,351
Occupancy...............         44%        45%        47%        50%        51%
Admissions..............  1,189,400  1,158,400  1,161,100  1,189,700  1,174,700
Average length of stay
 (days).................        5.7        5.9        6.1        6.5        6.6
Emergency room visits...  3,215,500  3,139,700  3,042,900  3,028,600  2,894,800
Outpatient revenues as a
 percentage of patient
 revenues...............         30%        27%        26%        24%        22%

- --------
(a) Earnings per common and common equivalent share include the effect of preferred stock dividend requirements totaling $18 million in 1991 and $63 million in 1990.

                     SELECTED FINANCIAL DATA--HEALTHTRUST

  Set forth below is certain selected financial data for Healthtrust for the periods and as of the dates indicated, which is based on the historical consolidated financial statements of Healthtrust. The following data is reported on a fiscal year ended August 31 (in contrast to the selected financial data of the Company which is reported on a fiscal year ended December 31). The following data should be read in conjunction with the consolidated financial statements of Healthtrust incorporated by reference in this Prospectus.

                    HEALTHTRUST, INC.--THE HOSPITAL COMPANY
                            SELECTED FINANCIAL DATA
                (DOLLARS IN MILLIONS EXCEPT PER SHARE AMOUNTS)

                                                               FOR THE SIX MONTHS
                                                               ENDED FEBRUARY 28,
                                                               --------------------
                                                                1995(A)     1994
                                                               ---------- ---------
SUMMARY OF OPERATIONS (B):
Revenues...........................................            $   1,985  $   1,275
                                                               ---------  ---------
Salaries, wages and benefits.......................                  823        511
Supplies...........................................                  261        179
Other operating expenses...........................                  387        240
Provision for doubtful accounts....................                  129         89
Depreciation and amortization......................                  113         70
Interest expense...................................                   81         42
Investment income..................................                   (4)        (5)
                                                               ---------  ---------
                                                                   1,790      1,126
                                                               ---------  ---------
Income (loss) before minority interests and income
 taxes.............................................                  195        149
Minority interests in earnings of consolidated
 entities..........................................                    4          4
                                                               ---------  ---------
Income (loss) before income taxes..................                  191        145
Provision (benefit) for income taxes...............                   80         59
                                                               ---------  ---------
Income (loss) before extraordinary item............                  111         86
Extraordinary loss on extinguishment of debt, net
 of income tax benefit.............................                    -          -
                                                               ---------  ---------
 Net income (loss).................................                  111         86
Dividends paid and discount accretion on preferred stock (c).          -          -
                                                               ---------  ---------
 Net income (loss) to common stockholders..........            $     111  $      86
                                                               =========  =========
Earnings (loss) per common and common equivalent
 share:
 Income (loss) before extraordinary item...........            $    1.20  $    1.02
 Extraordinary loss on extinguishment of debt......                    -          -
                                                               ---------  ---------
 Net income (loss) to common stockholders..........            $    1.20  $    1.02
                                                               =========  =========
Shares used in earnings per common and common
 equivalent share computations (in thousands)......               92,770     84,639
Net cash provided by operations....................            $     145  $      77
Ratio of earnings to fixed charges.................                2.96x      3.56x
                                                                  FEBRUARY 28,
                                                                     1995(A)
                                                                  ------------
FINANCIAL POSITION:
Assets.............................................                  $4,019
Working capital....................................                     297
Long-term debt, including amounts due within one
 year..............................................                   1,741
Minority interests in equity of consolidated
 entities..........................................                      21
Redeemable preferred stock (c).....................                       -
Common stockholders' equity........................                  $1,146
                                                               FOR THE SIX MONTHS
                                                               ENDED FEBRUARY 28,
                                                               --------------------
                                                                1995(A)     1994
                                                               ---------- ---------
OPERATING DATA:
Number of hospitals at end of period...............                  117         81
Weighted average licensed beds.....................               15,955     11,008
Average daily census...............................                6,026      4,273
Occupancy..........................................                   38%        39%
Admissions.........................................              215,208    147,401
Average length of stay (days)......................                  5.1        5.2
Emergency room visits..............................              776,989    548,933
Outpatient revenues as a percentage of patient
 revenues..........................................                   36%        32%
                                                                       FOR THE YEARS ENDED AUGUST 31,
                                                               ---------------------------------------------------
                                                                1994(A)     1993       1992      1991      1990
                                                               ---------- ---------- ---------- -------- ---------
SUMMARY OF OPERATIONS (B):
Revenues...........................................            $   2,970  $   2,395  $   2,265  $ 2,026  $  1,857
                                                               ---------- ---------- ---------- -------- ---------
Salaries, wages and benefits.......................                1,216        976        938      923       899
Supplies...........................................                  405        347        326      292       271
Other operating expenses...........................                  582        463        445      400       370
Provision for doubtful accounts....................                  196        146        137      124       113
Depreciation and amortization......................                  166        133        128      121       119
Interest expense...................................                  114        100        120      153       161
Investment income..................................                   (8)        (8)        (9)     (22)       (9)
                                                               ---------- ---------- ---------- -------- ---------
                                                                   2,671      2,157      2,085    1,991     1,924
                                                               ---------- ---------- ---------- -------- ---------
Income (loss) before minority interests and income
 taxes.............................................                  299        238        180       35       (67)
Minority interests in earnings of consolidated
 entities..........................................                   10         12         15       13         8
                                                               ---------- ---------- ---------- -------- ---------
Income (loss) before income taxes..................                  289        226        165       22       (75)
Provision (benefit) for income taxes...............                  116         91         72       15       (22)
                                                               ---------- ---------- ---------- -------- ---------
Income (loss) before extraordinary item............                  173        135         93        7       (53)
Extraordinary loss on extinguishment of debt, net
 of income tax benefit.............................                    -        (13)      (136)       -        (6)
                                                               ---------- ---------- ---------- -------- ---------
 Net income (loss).................................                  173        122        (43)       7       (59)
Dividends paid and discount accretion on preferred stock (c).          -          -         25       77        66
                                                               ---------- ---------- ---------- -------- ---------
 Net income (loss) to common stockholders..........            $     173  $     122  $     (68) $   (70) $   (125)
                                                               ========== ========== ========== ======== =========
Earnings (loss) per common and common equivalent
 share:
 Income (loss) before extraordinary item...........            $    1.98  $    1.62  $     .90  $ (1.15) $  (2.03)
 Extraordinary loss on extinguishment of debt......                    -       (.16)     (1.78)       -      (.10)
                                                               ---------- ---------- ---------- -------- ---------
 Net income (loss) to common stockholders..........            $    1.98  $    1.46  $    (.88) $ (1.15) $  (2.13)
                                                               ========== ========== ========== ======== =========
Shares used in earnings per common and common
 equivalent share computations (in thousands)......               87,444     83,541     76,769   60,409    58,534
Net cash provided by operations....................            $     369  $     365  $     430  $   321  $    349
Ratio of earnings to fixed charges.................                3.08x      2.79x      2.18x    1.13x        (d)
                                                                                 AUGUST 31,
                                                               ---------------------------------------------------
                                                                1994(A)     1993       1992      1991      1990
                                                               ---------- ---------- ---------- -------- ---------
FINANCIAL POSITION:
Assets.............................................            $   3,967  $   2,537  $   2,380  $ 2,445  $  2,294
Working capital....................................                  283        219        245      390       310
Long-term debt, including amounts due within one
 year..............................................                1,785      1,049      1,109    1,221     1,226
Minority interests in equity of consolidated
 entities..........................................                   17         14         21       21        21
Redeemable preferred stock (c).....................                    -          -          -      576       500
Common stockholders' equity........................            $   1,026  $     656  $     531  $    88  $     42
                                                                       FOR THE YEARS ENDED AUGUST 31,
                                                               ---------------------------------------------------
                                                                1994(A)     1993       1992      1991      1990
                                                               ---------- ---------- ---------- -------- ---------
OPERATING DATA:
Number of hospitals at end of period...............                  116         81         81       85        86
Weighted average licensed beds.....................               12,466     11,233     11,374   11,607    12,022
Average daily census...............................                4,747      4,223      4,416    4,543     4,911
Occupancy..........................................                   38%        38%        39%      39%       41%
Admissions.........................................              333,200    284,606    291,599  293,344   307,758
Average length of stay (days)......................                  5.2        5.4        5.5      5.7       5.8
Emergency room visits..............................            1,288,377  1,065,626  1,015,708  958,642   972,678
Outpatient revenues as a percentage of patient
 revenues..........................................                   34%        31%        30%      27%       24%

- -------
(a) The selected historical consolidated financial data includes the effect of the acquisition of EPIC Holdings, Inc. in May 1994.
(b) Certain amounts have been reclassified to conform to classifications in the Company's Summary of Operations.
(c) The redeemable preferred stock (which was held by the Company) was retired as a component of Healthtrust's 1991 recapitalization.
(d) Healthtrust's earnings were inadequate to cover fixed charges for the year ended August 31, 1990 by $76 million.

                           INVESTMENT CONSIDERATIONS

  The following factors and other information described, or incorporated by reference, herein should be carefully considered by each prospective investor before deciding whether to tender Old Securities pursuant to the Exchange Offers.

CERTAIN CONSIDERATIONS FOR NON-TENDERING HOLDERS

  Amendment of Indentures. Prior to the announcement of the acquisition of Healthtrust by the Company, the Old Securities were rated below investment grade at B1 by Moody's and B by S&P. The Old Securities currently are subject to terms and restrictive covenants that are, in general, typical of debt securities with similar ratings. Following the Company's acquisition of Healthtrust, the Company, whose debt securities as of the date hereof are rated investment grade at A3 by Moody's and BBB+ by S&P, became a co-obligor with Healthtrust with respect to the Old Securities. As of the date hereof, each of Moody's and S&P has raised its rating with respect to the Old Securities to investment grade at Baa1 by Moody's and BBB by S&P. Pursuant to the Solicitation, the Company is proposing parallel amendments to the 1992 Indenture and the 1993 Indenture in order to make the covenants and certain other terms in each such indenture consistent with those that currently apply to the Company and its subsidiaries with respect to the Company's existing debt securities and that will apply to the Company and its subsidiaries with respect to the New Securities. There can be no assurance, however, that the Old Securities, or any of the Company's debt securities, will continue to be rated investment grade in the future. See "The Consent Solicitation."

  In the event the Proposed Amendments are adopted with respect to an issue of Old Securities, the covenants and certain other terms with respect to such Old Securities, although consistent with those applicable to the Company with respect to its existing debt securities and the New Securities, will be substantially less restrictive, and afford less protection to holders, than those currently set forth in the 1992 Indenture and the 1993 Indenture. The Proposed Amendments contemplated by the Solicitation would, among other things, eliminate the covenants in each of the 1992 Indenture and the 1993 Indenture that restrict the incurrence of Indebtedness and the making of Restricted Payments (as defined in the indentures) by an Obligor and its subsidiaries and would replace those covenants with covenants (i) limiting the ability of an Obligor and certain of its subsidiaries to mortgage or pledge, or engage in sale and lease-back transactions with respect to, certain hospital properties and (ii) restricting the issuance of preferred stock and the incurrence of indebtedness by certain subsidiaries of an Obligor. In addition, the Company proposes to (i) make the provisions in the 1992 Indenture and the 1993 Indenture governing consolidations, mergers and asset sales less restrictive and (ii) eliminate the provisions that require that, in the event of a Change of Control and a Rating Decline (as defined in the indentures), the Old Securities be repurchased at par at the option of holders.

  If Requisite Consents are received with respect to an issue of Old Securities and the Exchange Offer with respect to such issue is consummated, the relevant Indenture will be amended with respect to such issue as discussed herein. Each non-exchanging holder of such issue of Old Securities will be bound by the Proposed Amendments even if the holder did not consent to the Proposed Amendments. See "The Consent Solicitation" and "The Proposed Amendments."

  Reduced Liquidity of Old Securities. If the Exchange Offer for an issue of Old Securities is consummated, then the trading market for such issue could become more limited because of the reduction in the amount outstanding of Old Securities of such issue. This may adversely effect the liquidity and market price of such issue of Old Securities. In addition, following the Exchange Offers the Company may de-list the Old 10 3/4% Notes and the Old 8 3/4% Debentures, which currently are listed on the NYSE. De-listing may have a further adverse effect on the liquidity of those issues.

  Subordination. Unlike the New Securities, the Old Securities are subordinated to senior indebtedness of Healthtrust and the Company. If New Securities are issued as a result of the Exchange Offers, there will be an increased amount of indebtedness of the Company, equal to the amount of New Securities issued, senior in right of payment to the Old Securities.

CERTAIN CONSIDERATIONS FOR TENDERING HOLDERS

  Terms of New Securities. Unlike the Old Securities with respect to which both the Company and Healthtrust are obligors, the Company is the only obligor with respect to the New Securities. The Company, like Healthtrust, is a holding company; as a result, the rights of the Company to participate in any distribution of assets of any subsidiary upon its liquidation or reorganization or otherwise (and thus the ability of holders of the New Securities to benefit from such distribution) are subject to the prior claims of creditors of that subsidiary, except to the extent that the Company may itself be a creditor with recognized claims against that subsidiary. Claims on the Company's subsidiaries by creditors may include claims of holders of indebtedness and claims of creditors in the ordinary course of business. Such claims may increase or decrease, and additional claims may be incurred in the future.

  The New Securities will contain covenants and certain other terms consistent with those that currently apply to the Company and its subsidiaries pursuant to the Company's existing debt securities. Such covenants and terms are substantially less restrictive, and afford less protection to holders, than those currently set forth in the 1992 Indenture and the 1993 Indenture. However, such covenants will be consistent with those that will apply pursuant to an issue of Old Securities if the Proposed Amendments are adopted with respect to such issue. See "Description of New Securities."

  Liquidity of New Securities. The Company does not plan to list the New Securities on any securities exchange. In addition, depending on, among other things, the amount of New Securities outstanding after the Exchange Offers, the trading market for the New Securities may be more limited than the trading market for the Old Securities prior to the Exchange Offers. A limited trading market may adversely affect the liquidity and market price of the New Securities.

  The Dealer Manager currently plans to make a market in the New Securities following the completion of the Exchange Offers and may buy and sell New Securities on a "when and if issued" basis prior to the completion of the Exchange Offers. However, there can be no assurance that the Dealer Manager will engage in such activities or that any active market in the New Securities will develop or be maintained.

THE COMPANY

  Healthtrust Merger. On April 24, 1995, the Company acquired Healthtrust. The acquisition of Healthtrust involves the integration of the operations of the Company and Healthtrust, two companies that previously have operated independently. There can be no assurance that the Company will not encounter difficulties in integrating its operations with those of Healthtrust. See "Recent Developments."

                                  THE COMPANY

  Columbia/HCA Healthcare Corporation (the "Company") is one of the largest health care services companies in the United States. At April 24, 1995, the Company operated 292 general, acute care hospitals and 28 psychiatric hospitals in 38 states and two foreign countries. In addition, as part of its comprehensive health care networks, the Company operates facilities that provide a broad range of outpatient and ancillary services. At April 24, 1995, the Company operated more than 125 outpatient centers.

  The Company's primary objective is to provide to the markets it serves a comprehensive array of quality health care services in the most cost effective manner possible. The Company's general, acute care hospitals typically provide a full range of services commonly available in hospitals to accommodate such medical specialties as internal medicine, general surgery, cardiology, oncology, neurosurgery, orthopedics and obstetrics, as well as diagnostic and emergency services. Outpatient and ancillary health care services are provided by the Company's general, acute care hospitals as well as at freestanding facilities operated by the Company, including outpatient surgery and diagnostic centers, rehabilitation facilities, home health care agencies and other facilities. In addition, the Company operates psychiatric hospitals which generally provide a full range of mental health care services in inpatient, partial hospitalization and outpatient settings.

  On April 24, 1995, the Company acquired Healthtrust, pursuant to a merger transaction accounted for as a pooling of interests. See "Recent Developments." On September 16, 1994, the Company acquired Medical Care America, Inc. in a transaction accounted for as a purchase. On February 10, 1994, the Company acquired HCA-Hospital Corporation of America pursuant to a merger transaction accounted for as a pooling of interests. Effective September 1, 1993, the Company acquired Galen Health Care, Inc. pursuant to a merger transaction accounted for as a pooling of interests.

  The Company's strategy is to become a significant, comprehensive provider of quality health care services in targeted markets. The Company pursues its strategy by acquiring the health care facilities necessary to develop a comprehensive health care network with wide geographic presence throughout the market. Typically, the Company enters a market by acquiring one or more mid- to large-size general, acute care hospitals (over 150 licensed beds), which have either desirable physical plants or ones which can be upgraded on an economically feasible basis. The Company then upgrades equipment and facilities and adds new services to increase the attractiveness of the hospital to local physicians and patient populations. The Company typically develops a network by acquiring additional health care facilities including additional general, acute care hospitals, psychiatric hospitals and outpatient facilities such as surgery centers, diagnostic centers, physical therapy centers and other treatment or wellness facilities including home health care agencies. By developing a comprehensive health care network in a local market, the Company achieves greater visibility and is better able to attract physicians and patients by offering a full range of services in the entire market area. The Company is also able to reduce operating costs by sharing certain services among several facilities in the same market and is better positioned to work with health maintenance organizations, preferred provider organizations and employers.

                                  HEALTHTRUST

  Healthtrust is one of the largest providers of health care services in the United States, delivering a full range of inpatient, outpatient and other health care services principally through its affiliated hospitals. At March 31, 1995, Healthtrust operated 117 acute care hospitals, all of which were owned or leased by Healthtrust through its subsidiaries or joint venture arrangements. Healthtrust was also an investor, through joint ventures, in four other acute care hospitals. Healthtrust's affiliated hospitals are located in rural, suburban and urban communities in 22 southern and western states. Heathtrust's affiliated hospitals generally provide a full range of inpatient and outpatient health care services, including medical/surgical, diagnostic, obstetric, pediatric and emergency services. Many of Healthtrust's hospitals also offer certain specialty programs and services, including occupational medicine programs, home health care services, skilled nursing services, physical therapy programs, rehabilitation services, alcohol and drug dependency programs and selected mental health services. The health care services provided by each hospital are based upon the local demand for such services and the ability to provide such services on a competitive basis.

  Healthtrust has experienced consistent growth since it began operations through the acquisition of a group of hospitals and related assets from Hospital Corporation of America in September 1987. On May 5, 1994, Healthtrust acquired EPIC Holdings, Inc. in a transaction accounted for as a purchase.

                              RECENT DEVELOPMENTS

  On April 24, 1995, a wholly-owned subsidiary of the Company merged with and into Healthtrust (the "Healthtrust Merger"). Healthtrust was the surviving company following the Healthtrust Merger (as used herein the term "Healthtrust" refers to either the pre-merger Healthtrust or the post-merger Healthtrust as the context requires). Each stockholder of Healthtrust received for each share of Healthtrust common stock owned as of the effective time of the Healthtrust Merger 0.88 of a share of the Company's common stock. The Healthtrust Merger was accounted for as a pooling of interests. Following the Healthtrust Merger, the Company assumed all of Healthtrust's obligations under, and has become a co-obligor with Healthtrust with respect to, the Old Securities.

  The Healthtrust Merger involves the integration of two companies that previously have operated independently. There can be no assurance that the Company will not encounter difficulties in integrating the operations of Healthtrust with those of the Company or that the benefits expected from such integration will be realized. Any delays or unexpected costs incurred in connection with such integration could have a material adverse effect on the Company's business, operating results or financial condition. Furthermore, there can be no assurance that the operations, managements and personnel of the two companies will be compatible or that the Company or Healthtrust will not experience the loss of key personnel. Among the factors considered by the Board of Directors of the Company in connection with its approval of the Healthtrust Merger were the opportunities for economies of scale and operating efficiencies that should result from the Healthtrust Merger. While the Company expects to achieve annual savings in operating costs as a result of the Healthtrust Merger (including, without limitation, as a result of integration of office facilities, information systems and support functions and the combined purchasing power of the two companies), there can be no assurance that these savings will be realized.

                              THE EXCHANGE OFFERS

  The Company is making the Exchange Offers in order to reduce the Company's future long-term interest expense. The Company is soliciting the Consents in order to eliminate certain restrictions on the Company and Healthtrust set forth in the 1992 Indenture and the 1993 Indenture that the Company believes are no longer necessary for the protection of holders of Old Securities as a result of the Company's becoming a co-obligor on the Old Securities. There can be no assurance, however, that the Company will achieve these goals as a result of the Exchange Offers and the Solicitation.

TERMS OF THE EXCHANGE OFFERS

  Subject to the terms and conditions set forth in this Prospectus and the accompanying Letters of Transmittal, the Company is offering to exchange (i) $1,000 principal amount of the Company's New 2005 Notes plus an amount of cash based on the relevant fixed spread pricing formula, for each $1,000 principal amount of Healthtrust's Old 10 3/4% Notes properly tendered, (ii) $1,000 principal amount of the Company's New 2000 Notes plus an amount of cash based on the relevant fixed spread pricing formula, for each $1,000 principal amount of Healthtrust's Old 10 1/4% Notes properly tendered and (iii) $1,000 principal amount of the Company's New 2025 Notes plus an amount of cash based on the relevant fixed spread pricing formula, for each $1,000 principal amount of Healthtrust's Old 8 3/4% Debentures properly tendered.

  The amount of cash a tendering holder will receive, for each $1,000 principal amount of Old Securities tendered, will equal the amount by which the Reference Total Price for the Old Securities tendered exceeds $1,000. Because the Reference Total Price is based on a fixed spread pricing formula linked to a Benchmark Treasury Yield, the amount of cash that will be received by a tendering holder in the event an Exchange Offer is consummated will be affected by changes in the applicable Benchmark Treasury Yield during the term of the Exchange Offer. Similarly, because the interest rate on each issue of New Securities is linked to a Benchmark Treasury Yield, the actual interest rate that would be realized by a tendering holder will be affected by changes in the applicable Benchmark Treasury Yield during the term of the Exchange Offer. During the term of the Exchange Offers, current information regarding Benchmark Treasury Yields, Reference Yields, Reference Total Prices and interest rates on the New Securities may be obtained from the Liability Management Group at the Dealer Manager at (800) 558-3745 (toll free) or (212) 783-3738 (call collect). The Reference Total Price with respect to each issue of Old Securities and the interest rate with respect to each issue of New Securities will be fixed based on the Benchmark Treasury Yields as of 4:00 p.m., New York City time, on the second business day prior to the Expiration Date (the "Pricing Time").

  Exchange Offer for the Old 10 3/4% Notes. In exchange for each $1,000 principal amount of Old 10 3/4% Notes tendered by the holder thereof in accordance with the terms of this Prospectus and the applicable Letter of Transmittal and accepted by the Company, the tendering holder will receive $1,000 principal amount of New 2005 Notes and an amount in cash equal to the amount by which the Reference Total Price for the Old 10 3/4% Notes exceeds $1,000. Such Reference Total Price will be based on a Reference Yield to the first optional redemption date with respect to such notes (May 1, 1997) equal to the sum of (i) the yield on the 6 1/2% U.S. Treasury Note due April 30, 1997, as of the Pricing Time, plus (ii) %. The redemption price on the redemption date of May 1, 1997, which will be used in determining the Reference Total Price for the Old 10 3/4% Notes, is $1,040 per $1,000 principal amount of Old 10 3/4% Notes.

  The per annum interest rate on the New 2005 Notes will equal the sum of (i) the yield on the 7 1/2% U.S. Treasury Note due February 15, 2005, as of the Pricing Time, plus (ii) %.

  Exchange Offer for the Old 10 1/4% Notes. In exchange for each $1,000 principal amount of Old 10 1/4% Notes tendered by the holder thereof in accordance with the terms of this Prospectus and the applicable Letter of Transmittal and accepted by the Company, the tendering holder will receive $1,000 principal amount of New 2000 Notes and an amount in cash equal to the amount by which the Reference Total Price for the Old 10 1/4% Notes exceeds $1,000. Such Reference Total Price will be based on a Reference Yield to the first optional redemption date with respect to such notes (April 15, 1999) equal to the sum of (i) the yield on the 7% U.S. Treasury Note due April 15, 1999, as of the Pricing Time, plus (ii) %. The redemption price on the redemption date of April 15, 1999, which will be used in determining the Reference Total Price for the Old 10 1/4% Notes, is $1,038.44 per $1,000 principal amount of Old 10 1/4% Notes.

  The per annum interest rate on the New 2000 Notes will equal the sum of (i) the yield on the 6 3/4% U.S. Treasury Note due April 30, 2000, as of the Pricing Time, plus (ii) %.

  Exchange Offer for the Old 8 3/4% Debentures. In exchange for each $1,000 principal amount of Old 8 3/4% Debentures tendered by the holder thereof in accordance with the terms of this Prospectus and the applicable Letter of Transmittal and accepted by the Company, the tendering holder will receive $1,000 principal amount of New 2025 Notes and an amount of cash equal to the amount by which the Reference Total Price for the Old 8 3/4% Debentures exceeds $1,000. Such Reference Total Price will be based on a Reference Yield to the first date at which such debentures could be redeemed at par (March 15, 2001) equal to the sum of (i) the yield on the 7 3/4% U.S. Treasury Note due February 15, 2001, as of the Pricing Time, plus (ii) %. The redemption price on the redemption date of March 15, 2001, which will be used in determining the Reference Total Price for the Old 8 3/4% Debentures, is $1,000 per $1,000 principal amount of Old 8 3/4% Debentures.

  The per annum interest rate on the New 2025 Notes will equal the sum of (i) the yield on the 7 1/2% U.S. Treasury Note due November 15, 2024, as of the Pricing Time, plus (ii) %.

  Illustrative Examples and Simplified Formulas. What follows are (i) a series of tables that illustrate application of the formulas to be used to determine Reference Total Prices for the Old Securities and interest rates on the New Securities and (ii) simplified formulas pursuant to which a Reference Total Price for each issue of Old Securities can be determined for any given
Benchmark Treasury Yield assuming an Exchange Date of     , 1995 (which will
be the Exchange Date for each Exchange Offer unless such Exchange Offer is extended). The methodology used to determine the Reference Total Prices in the following tables and based on which the simplified formulas were derived is set forth in Schedule A hereto.

  THE INFORMATION SET FORTH IN THE FOLLOWING TABLES IS FOR ILLUSTRATIVE PURPOSES ONLY AND NO REPRESENTATION IS INTENDED WITH RESPECT TO THE ACTUAL CONSIDERATION THAT MAY BE PAID PURSUANT TO THE EXCHANGE OFFERS. THE AMOUNT OF CASH PAID AND THE INTEREST RATES ON THE NEW SECURITIES DELIVERED PURSUANT TO THE EXCHANGE OFFERS MAY BE GREATER OR LESS THAN THAT DEPICTED IN THE FOLLOWING TABLES DEPENDING ON THE ACTUAL BENCHMARK TREASURY YIELDS AS OF THE PRICING TIME.

  For each issue of Old Securities, the following table sets forth the
Benchmark Treasury Yield as of 4:00 p.m., New York City time, on     , 1995
and the applicable fixed spread. The table also sets forth for each issue of Old Securities the Reference Yield, the Reference Total Price and the amount of cash consideration (in addition to the $1,000 principal amount of the corresponding issue of New Securities) that would be received in exchange for each $1,000 principal amount of such Old Securities accepted by the Company, assuming (i) that the Benchmark Treasury Yields as of the Pricing Time are the
same as they were as of 4:00 p.m., New York City time, on     , 1995 and (ii)
an Exchange Date of     , 1995.

                        FOR ILLUSTRATIVE PURPOSES ONLY

                           BENCHMARK
                         TREASURY YIELD FIXED                   REFERENCE      CASH
         ISSUE            AS OF / /95   SPREAD REFERENCE YIELD TOTAL PRICE CONSIDERATION
         -----           -------------- ------ --------------- ----------- -------------
Old 10 3/4% Notes.......         %          %           %         $            $
Old 10 1/4% Notes.......         %          %           %         $            $
Old 8 3/4% Debentures...         %          %           %         $            $

  For each issue of Old Securities, the following table sets forth the Reference Yield and the amount of cash consideration (in addition to $1,000 principal amount of the corresponding issue of New Securities) that would be received in exchange for each $1,000 principal amount of such Old Securities accepted by the Company, assuming (i) that the Benchmark Treasury Yields as of the Pricing Time are equal to certain hypothetical Benchmark Treasury Yields
and (ii) an Exchange Date of     , 1995.

                        FOR ILLUSTRATIVE PURPOSES ONLY

                         HYPOTHETICAL BENCHMARK
      ISSUE                  TREASURY YIELD     REFERENCE YIELD CASH CONSIDERATION
      -----              ---------------------- --------------- ------------------
Old 10 3/4% Notes.......             %                   %            $
                                     %                   %            $
                                     %                   %            $
                                     %                   %            $
                                     %                   %            $
Old 10 1/4% Notes.......             %                   %            $
                                     %                   %            $
                                     %                   %            $
                                     %                   %            $
                                     %                   %            $
Old 8 3/4% Debentures...             %                   %            $
                                     %                   %            $
                                     %                   %            $
                                     %                   %            $
                                     %                   %            $

  For each issue of New Securities, the following table sets forth the
Benchmark Treasury Yield as of 4:00 p.m., New York City time, on     , 1995
and the applicable fixed spread. The table also sets forth what the per annum interest rate on such issue of New Securities would be, assuming that the Benchmark Treasury Yields as of the Pricing Time are the same as they were as
of 4:00 p.m., New York City time, on     , 1995.

                        FOR ILLUSTRATIVE PURPOSES ONLY

                            BENCHMARK TREASURY YIELD
    ISSUE                         AS OF  / /95       FIXED SPREAD INTEREST RATE
    -----                   ------------------------ ------------ -------------
New 2005 Notes.............              %                  %             %
New 2000 Notes.............              %                  %             %
New 2025 Notes.............              %                  %             %

  For each issue of New Securities, the following table sets forth what the per annum interest rate on such issue of New Securities would be, assuming that the Benchmark Treasury Yields as of the Pricing Time are equal to certain hypothetical Benchmark Treasury Yields.

                        FOR ILLUSTRATIVE PURPOSES ONLY

                                           HYPOTHETICAL BENCHMARK
    ISSUE                                      TREASURY YIELD     INTEREST RATE
    -----                                  ---------------------- -------------
New 2005 Notes............................             %                  %
                                                       %                  %
                                                       %                  %
                                                       %                  %
New 2000 Notes............................             %                  %
                                                       %                  %
                                                       %                  %
                                                       %                  %
New 2025 Notes............................             %                  %
                                                       %                  %
                                                       %                  %
                                                       %                  %

  Pursuant to the following simplified formulas, a Reference Total Price can be determined for each issue of Old Securities for any given Reference Yield, assuming an Exchange Date of June 1, 1995 (which will be the Exchange Date for each Exchange Offer unless such Exchange Offer is extended). The simplified formulas will not produce a correct Reference Total Price for any other Exchange Date. The formulas are derived from the methodology set forth in Schedule A. The reader is referred to the methodology set forth in Schedule A which permits computations for various Exchange Dates.

                      "YLD" = Reference Yield, equal to the
                      Benchmark Treasury Yield plus the applicable fixed spread, expressed as a decimal number.

 OLD 10 3/4% NOTES

                          -                107.5  -
                                   (1040 - -----)
                          107.5             YLD          YLD   0.167
  Reference Total Price = -----  +  ------------ X  (1 + ---)
                           YLD          YLD  4            2
                                  (1 +  ---)
                          -              2        -

 OLD 10 1/4% NOTES

                          -                 102.5 -
                                 (1038.44 - -----)
                          102.5              YLD          YLD  0.256
  Reference Total Price = ---- + ---------------   X  (1 + ---)
                          YLD          YLD 8              2
                                  (1 + ---  )
                          -             2         -

 OLD 8 3/4% DEBENTURES

                          -             87.5   -
                                (1000 - ----)
                          87.5          YLD                 YLD  0.422
  Reference Total Price = ---- + ---------------  X (1  +   ---)
                          YLD          YLD  12               2
                                 1 + ( --- )
                                        2
                          -                    -

  During the term of the Exchange Offers, holders of Old Securities may obtain current information regarding Benchmark Treasury Yields, Reference Yields, Reference Total Prices and interest rates on the New Securities and other information regarding the terms of the Exchange Offers from the Liability Management Group at the Dealer Manager at (800) 558-3745 (toll free) or (212) 783-3738 (call collect).

THE NEW SECURITIES

  The New Securities to be delivered pursuant to the Exchange Offers will be issued under the Company Indenture and will be unsecured obligations of the Company. The New Securities will be unsubordinated senior obligations of the Company and will rank pari passu with all existing and future unsecured and unsubordinated senior indebtedness of the Company. See "Description of New Securities."

THE CONSENT SOLICITATION

  Concurrently with the Exchange Offers, the Company is soliciting Consents from the holders of Old Securities to amend the 1992 Indenture under which the Old 10 3/4% Notes were issued and the 1993 Indenture under which the Old 10 1/4% Notes and the Old 8 3/4% Debentures were issued. HOLDERS OF OLD SECURITIES WHO TENDER IN AN EXCHANGE OFFER WILL BE REQUIRED, AS A CONDITION TO A VALID TENDER, TO HAVE GIVEN THEIR CONSENT TO THE PROPOSED AMENDMENTS CONTEMPLATED BY THE SOLICITATION. THE PROPER COMPLETION, EXECUTION AND DELIVERY OF A LETTER OF TRANSMITTAL WITH RESPECT TO PARTICULAR OLD SECURITIES WILL CONSTITUTE THE DELIVERY OF A CONSENT WITH RESPECT TO SUCH OLD SECURITIES. WITHDRAWAL OF OLD SECURITIES WILL BE DEEMED A REVOCATION OF THE CONSENT TO WHICH SUCH OLD SECURITIES RELATE. CONSENTS WILL BE IRREVOCABLE AS OF THE EXPIRATION TIME. See "The Consent Solicitation" and "The Proposed Amendments."

  Consents from holders of a majority in principal amount outstanding of an issue of Old Securities (the "Requisite Consents") must be received in order to amend the relevant indenture in the manner contemplated by the Solicitation. Receipt of the Requisite Consents with respect to all three issues of Old Securities is a condition to consummation of each Exchange Offer by the Company. See "--Conditions to the Exchange Offers."

  The Company will not make a separate payment for Consents delivered in the Solicitation.

CALCULATIONS; INFORMATION

  The Reference Total Price for a particular issue of Old Securities, which is a price that includes accrued but unpaid interest to the Exchange Date, will be determined by calculating, per $1,000 principal amount of such Old Securities, the present value, using the appropriate Reference Yield, of (i) the principal amount and premium, if any, payable at the applicable redemption date (assuming such Old Securities were redeemed in full on such date) plus
(ii) all remaining payments of interest up to and including the applicable redemption date. The Reference Total Price will be rounded to the nearest cent per $1,000 principal amount of Old Securities. The methodology to be used in calculating the Reference Total Price for each issue of Old Securities is set forth in Schedule A hereto. An example of the application of this methodology for each issue of Old Securities is set forth in Schedule B hereto. The interest rate on each issue of New Securities will be determined by calculating the sum of the applicable Benchmark Treasury Yield plus the specified number of basis points. Each price and interest rate calculation will be made using the relevant Benchmark Treasury Yield as of the Pricing Time. The Exchange Date will be the settlement date for all Reference Total Price calculations.

  The Benchmark Treasury Yield on each Benchmark Treasury Security will be calculated by the Dealer Manager in accordance with standard market practice, based on the bid price for such Benchmark Treasury Security as of the Pricing Time, as such bid price is displayed on the Garban Limited Quotation Screens for U.S. Government Securities. If any relevant price is not available on a timely basis on the Garban Limited Quotation Screens or is manifestly erroneous, the relevant price information may be obtained from such other quotation service as the Dealer Manager shall select in its sole discretion, the identity of which shall be disclosed by the Dealer Manager to tendering holders. Although the Benchmark Treasury Yields will be determined based solely on the sources described above, information regarding the prices of Benchmark Treasury Securities also may be found in The Wall Street Journal.

  As soon as practicable after the Pricing Time, but in any event before 9:00 a.m., New York City time, on the following business day, the Dealer Manager will publicly announce by press release to the Dow Jones News Service: (i) for each issue of Old Securities: the Benchmark Treasury Yield, the Reference Yield, the Reference Total Price and the consideration to be received by tendering holders in the event the relevant Exchange Offer is consummated and
(ii) for each issue of New Securities: the Benchmark Treasury Yield and the per annum interest rate.

  During the term of the Exchange Offers, holders of Old Securities can obtain current information regarding Benchmark Treasury Yields, Reference Yields, Reference Total Prices and interest rates on the New Securities and other information regarding the terms of the Exchange Offers from the Liability Management Group at the Dealer Manager at (800) 558-3745 (toll free) or (212) 783-3738 (call collect). In addition, the Dealer Manager intends to publish information about the Exchange Offers, including the information described in the preceding paragraph when available, on the MCM "CORPORATEWATCH" Service on Telerate page 41962 and on Bloomberg under "Company News."

  In the event any dispute arises with respect to any Benchmark Treasury Yield, Reference Yield, Reference Total Price, interest rate on an issue of New Securities or any quotation or calculation with respect to the Exchange Offers, the Dealer Manager's determination shall be conclusive and binding absent manifest error.

DEALER MANAGER MARKET ACTIVITY

  The Dealer Manager currently plans to make a market in the New Securities following the completion of the Exchange Offers and may buy and sell New Securities on a "when and if issued" basis prior to the completion of the Exchange Offers. However, there can be no assurance that the Dealer Manager will engage in such activities or that any active market in the New Securities will develop or be maintained.

EXPIRATION DATE; EXTENSIONS; TERMINATION; AMENDMENTS

  The Exchange Offers will expire at 11:59 p.m., New York City time, on      ,
 , 1995 (the "Expiration Date"), subject to extension by the Company as provided herein . In the event an Exchange Offer is extended, the term "Expiration Date" with respect to such extended Exchange Offer shall mean the date on which such Exchange Offer as so extended shall expire (11:59 p.m., New York City time, on the Expiration Date sometimes being referred to herein as the "Expiration Time").

  The Company expressly reserves the right, in its sole discretion, subject to applicable law, to (i) extend or terminate any of the Exchange Offers and not accept for exchange any tendered Old Securities, if any of the conditions specified in "--Conditions to the Exchange Offers" is not satisfied or waived,
(ii) waive any condition to any Exchange Offer and accept all Old Securities tendered pursuant to such Exchange Offer, (iii) extend any Exchange Offer and retain all Old Securities tendered pursuant to such Exchange Offer until the expiration of such Exchange Offer, subject, however, to the withdrawal rights of holders, see "--Withdrawal Rights," (iv) amend the terms of any Exchange Offer and (v) modify the form of the consideration to be paid pursuant to any Exchange Offer.

  If the consideration offered with respect to any Exchange Offer is changed, such Exchange Offer will remain open at least ten business days from the date public notice of such change is given. However, in the event the Company has not received the Requisite Consents with respect to an issue of Old Securities as of the Expiration Time, the Company may extend the relevant Exchange Offer for a period of less than ten business days, but not less than two business days, and redetermine the Reference Total Price with respect to such issue of Old Securities and the interest rate on the corresponding issue of New Securities using the relevant Benchmark Treasury Yields as of 4:00 p.m., New York City time, on the second business day prior to the extended Expiration Date. However, no such extension of less than ten business days will occur unless the value of the total consideration (cash plus the value of the New Securities) to be received by a tendering holder increases as a result of such redetermination of the relevant Reference Total Price and interest rate on the corresponding New Securities.

  Any extension, termination, or amendment will be followed as promptly as practicable by a public announcement and notification of the Exchange Agent and Dealer Manager thereof. In the case of any extension, a public announcement will be issued prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date of the Exchange Offer or Exchange Offers subject to such extension. Without limiting the manner in which the Company may choose to make any public announcement, the Company shall have no obligations to publish, advertise or otherwise communicate any such public announcement other than by release to the Dow Jones News Service or otherwise as required by law. In the event of any extension of an Exchange Offer, all Old Securities tendered pursuant to such Exchange Offer and not subsequently withdrawn, will remain subject to, and holders will continue to have withdrawal rights until the expiration of, such Exchange Offer.

  Every holder who tenders Old Securities of a particular issue and whose tender is accepted, will receive the same consideration per $1,000 principal amount of such Old Securities tendered.

EFFECT OF TENDER

  Tendering holders of Old Securities that are exchanged in an Exchange Offer will not be obligated to pay transfer taxes nor any fee or commission to the Dealer Manager, with respect to the acquisition of their Old Securities by the Company pursuant to the Exchange Offer. See "--Transfer Taxes." However, if the tendering holder handles the transaction through his or her broker, dealer, commercial bank, trust company or other institution, such holder may be required to pay brokerage fees or commissions to such institution.

DISSENTERS' RIGHTS

  Holders of Old Securities do not have any appraisal or dissenters' rights under the Delaware General Corporation Law, the 1992 Indenture or the 1993 Indenture, in connection with the Exchange Offers.

ACCEPTANCE OF OLD SECURITIES TENDERED FOR EXCHANGE; DELIVERY OF NEW SECURITIES

  Subject to the terms and conditions of the Exchange Offers, the Company will purchase Old Securities by accepting such securities for exchange and in consideration therefor will issue the appropriate New Securities and make the appropriate cash payments. New Securities will be delivered and cash payments made by check (in New York next day funds) on the fifth business day following the Expiration Date (the "Exchange Date"). The Exchange Agent will act as agent for the tendering holders for the purpose of receiving Old Securities and transmitting payments and New Securities to such holders.

  New Securities will be delivered only in book-entry form through DTC and only to the DTC account of the tendering holder or the tendering holder's custodian. Accordingly, a holder who tenders Old Securities must specify on the applicable Letter of Transmittal the DTC participant to which New Securities should be delivered and all necessary account information to effect such delivery. Failure to provide such information will render such holder's tender defective and the Company will have the right, which it may waive, to reject such tender. The Company, the Exchange Agent and the Dealer Manager shall not incur any liability for delivering New Securities in accordance with any instructions provided by a tendering holder.

  Holders who anticipate tendering are urged to contact promptly a bank, broker or other intermediary (that has the capability to hold securities custodially through DTC) to arrange for receipt of any New Securities delivered pursuant to the Exchange Offers and to obtain the information necessary to provide the required DTC participant and account information on the applicable Letter of Transmittal.

  The Company shall be deemed to have accepted for exchange (and thereby to have purchased) tendered Old Securities as, if and when the Company gives oral or written notice to the Exchange Agent of the Company's acceptance of such securities for exchange. Old Securities accepted for exchange by the Company will be cancelled.

  If Old Securities in a principal amount in excess of the principal amount indicated as being tendered on the Letter of Transmittal are submitted, an Old Security in principal amount equal to the excess principal amount over the amount indicated as tendered in the Letter of Transmittal will be issued to the tendering holder, at the Company's expense, in the same form in which such security was tendered, as promptly as practicable following the expiration or termination of the relevant Exchange Offer. If any tendered Old Securities are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein or otherwise, such Old Securities will be returned, at the Company's expense, to the tendering holder thereof, as promptly as practicable following the expiration or termination of the relevant Exchange Offer.

PROCEDURES FOR TENDERING OLD SECURITIES AND GIVING CONSENTS

  The GREEN Letter of Transmittal must be used to tender Old 10 3/4% Notes. The YELLOW Letter of Transmittal must be used to tender Old 10 1/4% Notes. The BLUE Letter of Transmittal must be used to tender Old 8 3/4% Debentures. If he or she elects to do so, a holder may tender less than all Old Securities held by such holder. Old Securities of any issue may be tendered only in denominations of $1,000. Holders who wish to tender Old Securities from more than one issue must complete a separate Letter of Transmittal with respect to each issue of Old Securities tendered.

  THERE ARE NO GUARANTEED DELIVERY PROCEDURES WITH RESPECT TO THE EXCHANGE
OFFERS.

  THE PROPER COMPLETION, EXECUTION AND DELIVERY OF A LETTER OF TRANSMITTAL WITH RESPECT TO PARTICULAR OLD SECURITIES WILL CONSTITUTE THE GIVING OF A CONSENT WITH RESPECT TO SUCH OLD SECURITIES.

  All New Securities will be delivered only in book-entry form through DTC. Accordingly, holders who anticipate tendering other than through DTC are urged to contact promptly a bank, broker or other intermediary (that has the capability to hold securities custodially through DTC) to arrange for receipt of any New Securities delivered pursuant to the Exchange Offers and to obtain the information necessary to complete the account information table in the relevant Letter of Transmittal.

  Tender of Old Securities Held in Physical Form. To tender Old Securities held in physical form, a holder must (i) complete (including the required information regarding delivery of New Securities through DTC) and sign the applicable Letter of Transmittal in accordance with the instructions set forth therein and (ii) deliver the properly completed and executed Letter of Transmittal, together with any other documents required by the Letter of Transmittal, and the Old Securities in physical form to the Exchange Agent at the address set forth on the back cover page of this Prospectus prior to the Expiration Time.

  Tender of Old Securities Held Through a Custodian. To tender Old Securities held by a custodian or other intermediary such as a brokerage (a "Custodian"), the beneficial owner of the Old Securities must contact the Custodian and direct the Custodian to tender such Old Securities in accordance with the procedures set forth herein and in the applicable Letter of Transmittal.

  If the Custodian holds such Old Securities in physical form, the Custodian must follow the procedure set forth above under "--Tender of Old Securities Held in Physical Form."

  If the Custodian holds such Old Securities in book-entry form through DTC, the Midwest Securities Trust Company or the Philadelphia Depository Trust Company (collectively, the "Book-Entry Transfer

Facilities"), to tender such Old Securities the Custodian must (i) effect a book-entry transfer of all Old Securities to be tendered into the Exchange Agent's account at such Book-Entry Transfer Facility prior to the Expiration Time, (ii) complete (including the required information regarding delivery of New Securities through DTC) and sign the applicable Letter of Transmittal in accordance with the instructions set forth therein and (iii) deliver the properly completed and executed Letter of Transmittal, together with any documents required by the Letter of Transmittal, to the Exchange Agent at the address set forth on the back cover page of this Prospectus prior to the Expiration Time.

  Book-Entry Delivery Procedures. The Exchange Agent will establish promptly an account with respect to the Old Securities at each Book-Entry Transfer Facility for purposes of the Exchange Offers. Any financial institution that is a participant in a Book-Entry Transfer Facility may make a book-entry delivery of Old Securities by causing such Book-Entry Transfer Facility to transfer Old Securities into the Exchange Agent's account. However, although delivery of Old Securities may be effected through book-entry transfer at a Book-Entry Transfer Facility, a properly completed and executed Letter of Transmittal, together with any documents required by the Letter of Transmittal, must, in any case, be transmitted to, and received by, the Exchange Agent at its address set forth on the back cover page of this Prospectus prior to the Expiration Time. Old Securities will not be deemed surrendered until the Letter of Transmittal is received by the Exchange Agent. DELIVERY OF A LETTER OF TRANSMITTAL TO A BOOK-ENTRY TRANSFER FACILITY WILL NOT CONSTITUTE VALID DELIVERY TO THE EXCHANGE AGENT.

  Any holder whose Old Securities have been mutilated, lost, stolen or destroyed will be responsible for obtaining replacement securities or for arranging for indemnification with the Old Trustee. Holders may contact the Information Agent for assistance with such matters.

  IN ORDER FOR A TENDERING HOLDER TO BE ASSURED OF PARTICIPATING IN AN EXCHANGE OFFER, SUCH HOLDER MUST TENDER OLD SECURITIES IN ACCORDANCE WITH THE PROCEDURES SET FORTH HEREIN AND IN THE APPROPRIATE LETTER OF TRANSMITTAL PRIOR TO THE EXPIRATION TIME. THE METHOD OF DELIVERY OF OLD SECURITIES AND ALL OTHER REQUIRED DOCUMENTS IS AT THE OPTION AND RISK OF THE TENDERING HOLDER. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED AND ENOUGH TIME SHOULD BE ALLOWED TO ENSURE TIMELY DELIVERY.

  LETTERS OF TRANSMITTAL AND OLD SECURITIES MUST BE SENT ONLY TO THE EXCHANGE AGENT. DO NOT SEND LETTERS OF TRANSMITTAL OR OLD SECURITIES TO THE COMPANY, THE OLD TRUSTEE, THE NEW TRUSTEE, THE INFORMATION AGENT OR THE DEALER MANAGER.

PROPER EXECUTION AND DELIVERY OF LETTERS OF TRANSMITTAL

  In general, all signatures on a Letter of Transmittal or a notice of withdrawal must be guaranteed by an Eligible Institution (as such term is defined in the Letters of Transmittal); however, such signatures need not be guaranteed if (a) the Letter of Transmittal is signed by the registered holder of Old Securities tendered therewith or by a participant in a Book-Entry Transfer Facility whose name appears on a security position listing as the owner of Old Securities tendered therewith and such holder has not completed the portion entitled "Special Issuance and Payment Instructions" or "Special Delivery Instructions" on the Letter of Transmittal or (b) such Old Securities are tendered for the account of an Eligible Institution.

  If the Letter of Transmittal is signed by the registered holder of the Old Securities tendered thereby or a participant in a Book-Entry Transfer Facility whose name appears on a security position listing with respect to the Old Securities tendered thereby, the signature must correspond with the name as written on the face of the Old Securities or on the security position listing, respectively, without any change whatsoever. If any of the Old Securities tendered thereby are held by two or more holders, all such holders must sign the Letter of Transmittal. If any of the Old Securities tendered thereby are registered in different names on different Old Securities, it will be necessary to complete, sign and submit as many separate Letters of Transmittal as there are different registrations.

  If the Letter of Transmittal is signed by a person other than the registered holder of Old Securities tendered thereby or a participant in a Book-Entry Transfer Facility whose name appears on a security position listing with respect to the Old Securities tendered thereby, the Old Securities must be endorsed or accompanied by appropriate bond powers, in either case, signed exactly as the name of the holder appears on the face of the Old Securities or on the security position listing with respect thereto. If the Letter of Transmittal or any Old Securities, proxy or bond power is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person must so indicate when signing, and proper evidence satisfactory to the Exchange Agent of the authority of such person so to act must be submitted.

  New Securities will be delivered only in book-entry form through DTC and only to the DTC account of the tendering holder or the tendering holder's custodian. If cash payments for any Old Securities exchanged, or if Old Securities not tendered or not exchanged are to be delivered to a person other than the holder of the Old Securities tendered, or to an address other than that of the holder of the Old Securities tendered, such holder should indicate in the applicable box the person and/or address to which such payments or Old Securities are to be delivered. If a cash payment or Old Securities not tendered or not exchanged are to be issued to a person other than the holder of the Old Securities tendered, the employer identification or social security number of the person to whom issuance is to be made must be indicated on the Letter of Transmittal. If Old Securities not tendered or not exchanged are to be delivered to a person other than the holder of the Old Securities tendered, the Old Securities must be endorsed or accompanied by appropriate instruments of transfer, signed exactly as the name of the holder appears on the face of the Old Securities or the security position listing with respect thereto, with the signature on the certificates or instruments of transfer guaranteed by an Eligible Institution. If no such instructions are given, any cash payments and any Old Securities not tendered or not exchanged will be delivered to the holder of the Old Securities tendered.

  Because New Securities will be delivered only in book-entry form through DTC, a holder who tenders Old Securities must specify on the applicable Letter of Transmittal the DTC participant to which New Securities should be delivered and all necessary account information to effect such delivery. Such DTC participant must be either the tendering holder or a custodian for the tendering holder. Failure to provide such information will render such holder's tender defective and the Company will have the right, which it may waive, to reject such tender. Holders who anticipate tendering other than through DTC are urged to contact promptly a bank, broker or other intermediary (that has the capability to hold securities custodially through DTC) to arrange for receipt of any New Securities delivered pursuant to the Exchange Offers and to obtain the information necessary to complete the account information table in the applicable Letter of Transmittal.

  No alternative, conditional, irregular or contingent tenders or consents will be accepted. By executing the Letter of Transmittal (or facsimile thereof), the tendering holder of Old Securities waives any right to receive any notice of the acceptance for exchange or purchase, as the case may be, of his or her Old Securities, except as otherwise provided herein.

  All questions as to the validity, form, eligibility (including time of receipt) and acceptance of tendered Old Securities will be resolved by the Company, whose determination shall be conclusive and binding. The Company reserves the absolute right to reject any or all tenders that are not in proper form or the acceptance of which may be, in the opinion of counsel for the Company, unlawful. The Company also reserves the absolute right to waive any condition of any Exchange Offer as set forth under "--Conditions to the Exchange Offers" and any irregularities or conditions of tender as to particular Old Securities. The Company's interpretation of the terms and conditions of the Exchange Offers (including the instructions in the Letters of Transmittal) shall be conclusive and binding.

  Unless waived, any irregularities in connection with tenders must be cured within such time as the Company shall determine. The Company, the Exchange Agent, the Information Agent and the Dealer Manager shall not be under any duty to give notification of defects in such tenders and shall not incur liability for any failure to give such notification. Tenders of Old Securities will not be deemed to have been made until such irregularities have been cured or waived. Any Old Securities received by the Exchange Agent that are not properly tendered and as to which the irregularities have not been cured or waived will be returned by the Exchange Agent to the tendering holder, unless otherwise provided in the Letters of Transmittal, as soon as practicable following the Expiration Date.

CONDITIONS TO THE EXCHANGE OFFERS

  Notwithstanding any other provisions of an Exchange Offer, or any extension of such Exchange Offer, the Company will not be required to issue New Securities or make any payments in respect of any properly tendered Old Securities, and may terminate such Exchange Offer by oral or written notice to the Exchange Agent and the holders of such Old Securities, or, at its option, modify or otherwise amend such Exchange Offer with respect to such Old Securities, if any of the following conditions has not been satisfied, prior to or simultaneously with the completion of such Exchange Offer:

    (a) receipt of the Requisite Consents with respect to all three issues of Old Securities;

    (b) there shall not have been any action taken or threatened, or any statute, rule, regulation, judgment, order, stay, decree or injunction promulgated, enacted, entered, enforced or deemed applicable to the Exchange Offers, the Proposed Amendments contemplated by the Solicitation or the exchange of Old Securities pursuant to the Exchange Offers (the "Exchange"), by or before any court or governmental regulatory or administrative agency or authority or tribunal, domestic or foreign, which
  (i) challenges the making of the Exchange Offers, the Proposed Amendments contemplated by the Solicitation or the Exchange, or might, directly or indirectly, prohibit, prevent, restrict or delay consummation of the Exchange Offers, the Proposed Amendments contemplated by the Solicitation or the Exchange, or might otherwise adversely affect in any material manner the Exchange Offers, the Proposed Amendments contemplated by the Solicitation or the Exchange or (ii) in the sole judgment of the Company, could materially adversely affect the business, condition (financial or otherwise), income, operations, properties, assets, liabilities or prospects of the Company and its subsidiaries, taken as a whole, or materially impair the contemplated benefits of the Exchange Offers, the Proposed Amendments contemplated by the Solicitation or the Exchange to the Company or might be material to holders of Old Securities in deciding whether to accept such Exchange Offers;

    (c) there shall not have occurred or be likely to occur any event affecting the business or financial affairs of the Company that, in the sole judgment of the Company, would or might prohibit, prevent, restrict or delay consummation of the Exchange Offers, the Proposed Amendments contemplated by the Solicitation or the Exchange or that will, or is reasonably likely to, materially impair the contemplated benefits of the Exchange Offers, the Proposed Amendments contemplated by the Solicitation or the Exchange to the Company or might be material to holders of Old Securities in deciding whether to accept such Exchange Offers;

    (d) there shall not have occurred (i) any general suspension of or limitation on trading in securities on the NYSE or in the over-the-counter market (whether or not mandatory), (ii) any significant adverse change in the price of the Old Securities, (iii) a material impairment in the general trading market for debt securities, (iv) a declaration of a banking moratorium or any suspension of payments in respect of banks by federal or state authorities in the United States (whether or not mandatory), (v) a commencement of a war, armed hostilities or other national or international crisis directly or indirectly relating to the United States, (vi) any limitation (whether or not mandatory) by any governmental authority on, or other event having a reasonable likelihood of affecting, the extension of credit by banks or other lending institutions in the United States or (vii) any significant adverse change in United States securities or financial markets generally, or in the case of any of the foregoing existing at the time of the commencement of the Exchange Offers, a material acceleration or worsening thereof; and

    (e) the Old Trustee shall not have objected in any respect to, or taken any action that could, in the sole judgment of the Company, adversely affect the consummation of, any of the Exchange Offers, the Exchange or the Company's ability to effect the Proposed Amendments contemplated by the Solicitation, nor shall the Old Trustee have taken any action that challenges the validity or effectiveness of the procedures used by the Company in soliciting Consents (including the form thereof) or in making the Exchange Offers or the Exchange.

  If any of the foregoing conditions are not satisfied with respect to a particular issue of Old Securities, the Company may (i) terminate the Exchange Offer with respect to such issue of Old Securities and return such Old Securities to the holders who tendered them; (ii) extend such Exchange Offer and retain all tendered Old Securities until the expiration of the Exchange Offer, subject, however, to the withdrawal rights of holders, see "-- Withdrawal Rights" and "--Expiration Date; Extensions; Termination; Amendments"; or (iii) waive the unsatisfied conditions with respect to such Exchange Offer and accept all Old Securities tendered therein.

  The foregoing conditions are for the sole benefit of the Company and may be waived by the Company, in whole or in part, in its sole discretion. Any determination made by the Company concerning an event, development or circumstance described or referred to above shall be conclusive and binding.

WITHDRAWAL AND REVOCATION RIGHTS

  A tender of Old Securities may be withdrawn prior to the Expiration Time.

  A holder of Old Securities who tendered Old Securities in physical form may withdraw the Old Securities tendered by providing a written notice of withdrawal (or facsimile thereof) to the Exchange Agent, at its address set forth on the back cover page of this Prospectus, prior to the Expiration Time, which notice must contain: (i) the name of the person who tendered the Old Securities; (ii) a description of the Old Securities to be withdrawn; (iii) the certificate numbers shown on the particular certificates evidencing such Old Securities; (iv) the aggregate principal amount represented by such Old Securities; (v) the signature of the holder of such Old Securities executed in the same manner as the original signature on the Letter of Transmittal (including a signature guarantee, if such original signature was guaranteed); and (vi) if such Old Securities are owned by a new beneficial owner, evidence satisfactory to the Company that the person withdrawing the tender has succeeded to the beneficial ownership of the Old Securities.

  If a beneficial owner of Old Securities tendered through a Custodian and wishes to withdraw the Old Securities tendered, such beneficial owner must contact the Custodian and direct the Custodian to withdraw such Old Securities in accordance with the procedures set forth herein. In order to withdraw such Old Securities the Custodian must provide a written notice of withdrawal (or facsimile thereof) to the Exchange Agent, at its address set forth on the back cover page of this Prospectus, prior to the Expiration Time, which notice must contain: (i) the name of the person who tendered the Old Securities; (ii) a description of the Old Securities to be withdrawn; (iii) the certificate numbers shown on the particular certificates evidencing such Old Securities (if Old Securities were tendered in physical form); (iv) the aggregate principal amount represented by such Old Securities; and (v) if such Old Securities are owned by a new beneficial owner, evidence satisfactory to the Company that the person withdrawing the tender has succeeded to the beneficial ownership of the Old Securities. If the Old Securities were tendered by book-entry transfer, the Custodian also must debit the Exchange Agent's account at the Book-Entry Transfer Facility through which the tender was made of all Old Securities to be withdrawn.

  A PURPORTED NOTICE OF WITHDRAWAL WHICH LACKS ANY OF THE REQUIRED INFORMATION WILL NOT BE AN EFFECTIVE WITHDRAWAL OF A TENDER PREVIOUSLY MADE. TENDERS OF OLD SECURITIES MAY NOT BE WITHDRAWN AFTER THE EXPIRATION TIME.

  Holders who have tendered in an Exchange Offer will continue to have withdrawal rights following any extension of such Exchange Offer. Any permitted withdrawals of tenders of Old Securities may not be rescinded, and any Old Securities so withdrawn will thereafter be deemed not validly tendered for purposes of the Exchange Offer and the holder thereof will be deemed to have rejected the Exchange Offer with respect to the withdrawn Old Securities. However, withdrawn Old Securities may be re-tendered prior to the Expiration Time by following the procedures for tendering.

  THE WITHDRAWAL OF TENDERED OLD SECURITIES WILL BE DEEMED TO BE A REJECTION OF THE RELEVANT EXCHANGE OFFER AND A REVOCATION OF THE CONSENTS TO WHICH SUCH TENDERED OLD SECURITIES RELATE.

  All questions as to the validity (including time of receipt) of notices of withdrawal will be determined by the Company, whose determination will be conclusive and binding. None of the Company, the Exchange Agent, the Dealer Manager or any other person will be under any duty to give notification of any defects or irregularities in any notice of withdrawal or incur any liability for failure to give any such notification.

FUTURE OFFERS

  The Company reserves the right, in its sole discretion, to purchase or make offers for any Old Securities that remain outstanding subsequent to the Exchange Date. The terms of any such purchase or offer could differ from the terms of the Exchange Offers.

TRANSFER TAXES

  The Company will pay all transfer taxes, if any, applicable to the transfer and sale of Old Securities to it pursuant to the Exchange Offers. If, however, New Securities and/or substitute Old Securities for amounts not tendered or not exchanged are to be delivered to, or are to be registered in the name of, any person other than the registered holder of Old Securities tendered, or if tendered Old Securities are registered in the name of any person other than the person signing the Letter of Transmittal, or if a transfer tax is imposed for any reason other than the transfer or sale of Old Securities to the Company pursuant to an Exchange Offer, the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) shall be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the appropriate Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering holder and/or withheld from any payments due with respect to the Old Securities tendered by such holder.

EXCHANGE AGENT

  Chemical Bank has been appointed Exchange Agent for the Exchange Offers. The Company will pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith. Letters of Transmittal and all correspondence in connection with the Exchange Offers should be sent or delivered to the Exchange Agent at the address set forth on the back cover page of this Prospectus.

INFORMATION AGENT

  D. F. King & Co., Inc. has been appointed Information Agent for the Exchange Offers. The Company will pay the Information Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith.

  Requests for assistance or additional copies of this Prospectus or the Letters of Transmittal may be directed to the Information Agent at the address and telephone number set forth on the back cover page of this Prospectus. Holders of Old Securities may also contact the Dealer Manager or their broker, dealer, commercial bank or trust company for assistance concerning the Exchange Offers.

DEALER MANAGER

  The Company has engaged Salomon Brothers Inc to act as Dealer Manager in connection with the Exchange Offers. Any holder who has questions concerning the terms of the Exchange Offers or who would like current information regarding Benchmark Treasury Yields, Reference Yields, Reference Total Prices or interest rates on the New Securities may contact the Liability Management Group at the Dealer Manager at (800) 558-3745 (toll free) or (212) 783-3738 (call collect) or at the address set forth on the back cover page of this Prospectus.

  The Company has agreed to pay the Dealer Manager a fee for its services and to reimburse the Dealer Manager for its reasonable out-of-pocket expenses, including reasonable fees and expenses of legal counsel, and the Company has agreed to indemnify the Dealer Manager against certain liabilities, including certain liabilities under the federal securities laws, in connection with the Exchange Offers. In the past, the Dealer Manager has provided other investment banking and financial advisory services to the Company.

  The Dealer Manager currently plans to make a market in the New Securities following the completion of the Exchange Offers and may buy and sell New Securities on a "when and if issued basis" prior to the completion of the Exchange Offers. However, there can be no assurance that the Dealer Manager will engage in such activities or that any active market in the New Securities will develop or be maintained. See "--Dealer Manager Market Activity" and "Investment Considerations."

                        MARKET AND TRADING INFORMATION

  The Old 10 3/4% Notes and Old 8 3/4% Debentures are listed and traded on the NYSE. The following table sets forth the high and low closing sales prices on the NYSE for the Old 10 3/4% Notes and Old 8 3/4% Debentures, respectively, for the periods indicated, as reported by BLOOMBERG FINANCIAL MARKETS.

OLD 10 3/4% NOTES                                                HIGH     LOW
- -----------------                                              -------- --------
 1995:
  April 1, 1995 through April 27, 1995........................ 110%     109 1/4%
  First Quarter............................................... 109 5/8  105 3/8
 1994:
  Fourth Quarter.............................................. 109      101 1/2
  Third Quarter............................................... 104 3/4  101 1/4
  Second Quarter.............................................. 106      102
  First Quarter............................................... 112 3/4  105
 1993:
  Fourth Quarter.............................................. 112      108 3/4
  Third Quarter............................................... 111 1/4  109 5/8
  Second Quarter.............................................. 110 1/2  106 5/8
  First Quarter............................................... 108 3/4  105 7/8
OLD 8 3/4% DEBENTURES                                            HIGH     LOW
- ---------------------                                          -------- --------
 1995:
  April 1, 1995 through April 27, 1995........................ 103 1/2% 101 1/2%
  First Quarter............................................... 102 1/2   95 1/2
 1994:
  Fourth Quarter..............................................  97 3/4   93
  Third Quarter...............................................  93 7/8   88 1/2
  Second Quarter..............................................  95 1/4   90
  First Quarter............................................... 103 5/8   90
 1993:
  Fourth Quarter.............................................. 104      100 3/8
  Third Quarter............................................... 102 1/8   99 5/8
  Second Quarter.............................................. 100 1/8   99

  On April 27, 1995, the last full trading day before the Registration Statement was filed, the reported closing sales price on the NYSE for the Old 8 3/4% Debentures was 103%. On April 26, 1995, the last full trading day before the Registration Statement was filed on which a trade with respect to the Old 10 3/4% Notes was reported on the NYSE, the reported closing sales price on the NYSE was 109 7/8%. Although the Old 10 3/4% Notes and Old 8 3/4% Debentures are listed and traded on the NYSE, the over-the-counter market, not the NYSE, is the principal market for the Old 10 3/4% Notes and Old 8 3/4% Debentures. Accordingly, the information provided above with respect to the NYSE closing sales prices does not reflect the prices at which Old 10 3/4% Notes and Old 8 3/4% Debentures were traded in their principal market during the periods indicated, which prices may have been different than those on the NYSE.

  The Old 10 1/4% Notes are traded only in the over-the-counter market. On April 27, 1995, the last full trading day before the Registration Statement was filed, the closing bid price for the Old 10 1/4% Notes was 111.58% as reported by BLOOMBERG FINANCIAL MARKETS. The Old 10 3/4% Notes were issued on May 1, 1992, the Old 10 1/4% Notes on May 5, 1994 and the Old 8 3/4% Debentures on March 30, 1993.

  There can be no assurance regarding the prices at which the Old Securities may trade during and following the Exchange Offers. See "Investment Considerations." HOLDERS ARE URGED TO OBTAIN CURRENT INFORMATION WITH RESPECT TO THE MARKET PRICES OF THE OLD SECURITIES.

                    ACCOUNTING TREATMENT OF EXCHANGE OFFERS

  The Exchange will be accounted for by the Company as an extinguishment of debt as provided for under generally accepted accounting principles. The Company expects to record an extraordinary loss in connection with the Exchange in the period the Exchange is consummated.

                           THE CONSENT SOLICITATION

  Concurrently with the Exchange Offers, the Company is soliciting Consents as follows: (i) from the holders of the Old 10 3/4% Notes, Consents to certain amendments to the 1992 Indenture, pursuant to which the Old 10 3/4% Notes were issued, (ii) from the holders of the Old 10 1/4% Notes, Consents to certain amendments, with respect to the Old 10 1/4% Notes, to the 1993 Indenture, pursuant to which the Old 10 1/4% Notes were issued and (iii) from the holders of the Old 8 3/4% Debentures, Consents to certain amendments, with respect to the Old 8 3/4% Debentures, to the 1993 Indenture, pursuant to which the Old 8 3/4% Debentures were issued. Each of the 1992 Indenture and the 1993 Indenture sometimes is referred to herein as the "Indenture" and they sometimes are referred to collectively herein as the "Indentures."

  Prior to the announcement of the acquisition of Healthtrust by the Company, the Old Securities were rated below investment grade at B1 by Moody's and B by S&P. The Old Securities currently are subject to terms and restrictive covenants that are, in general, typical of debt securities with similar ratings. Following the Company's acquisition of Healthtrust, the Company, whose debt securities as of the date hereof are rated investment grade at A3 by Moody's and BBB+ by S&P, became a co-obligor with Healthtrust with respect to the Old Securities. As of the date hereof, each of Moody's and S&P has raised its rating with respect to the Old Securities to investment grade at Baa1 by Moody's and BBB by S&P. Pursuant to the Solicitation, the Company is proposing parallel amendments (the "Proposed Amendments") to the 1992 Indenture and the 1993 Indenture in order to make the covenants and certain other terms in these Indentures consistent with those that currently apply to the Company and its subsidiaries with respect to the Company's existing debt securities and that will apply to the Company and its subsidiaries with respect to the New Securities. It should be noted, however, that the ratings given the Old Securities should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. Accordingly, there can be no assurance that the Old Securities, or any of the Company's debt securities, will continue to be rated investment grade in the future.

  The Proposed Amendments as contemplated by the Solicitation would, among other things, eliminate the covenants in each Indenture that restrict the incurrence of Indebtedness and the making of Restricted Payments (as each such term is defined in the Indentures) by an Obligor and its subsidiaries and would replace those covenants with covenants (i) limiting the ability of an Obligor and certain of its subsidiaries to mortgage or pledge, or engage in sale and lease-back transactions with respect to, certain hospital properties and (ii) restricting the issuance of preferred stock and the incurrence of indebtedness by certain subsidiaries of an Obligor. In addition, the Company proposes to (i) make the provisions in the each Indenture governing consolidations, mergers and asset sales less restrictive and (ii) eliminate the provisions in each Indenture that require that, in the event of a Change of Control and a Rating Decline (as each such term is defined in the Indentures), the Old Securities be repurchased at par at the option of holders. Although the resulting covenants and terms would be substantially less restrictive than those currently set forth in the Indentures, they would be consistent with those of the Company's existing debt securities and the New Securities. See "The Proposed Amendments" and "Investment Considerations."

  Requisite Consents must be received in order to adopt the Proposed Amendments to the relevant Indenture with respect to an issue of Old Securities. The Proposed Amendments will be adopted with respect to a particular issue of Old Securities only upon consummation of the Exchange Offer with respect to such issue. If the Proposed Amendments are adopted with respect to an issue of Old

Securities, then each non-exchanging holder will be bound by the Proposed Amendments even though such holder did not consent to the Proposed Amendments.

  As of the date hereof, there are $500,000,000 aggregate principal amount of Old 10 3/4% Notes outstanding, $200,000,000 aggregate principal amount of Old 10 1/4% Notes outstanding and $300,000,000 aggregate principal amount of Old 8 3/4% Debentures outstanding.

  HOLDERS OF OLD SECURITIES WHO TENDER INTO AN EXCHANGE OFFER WILL BE REQUIRED, AS A CONDITION TO A VALID TENDER, TO HAVE GIVEN THEIR CONSENT TO THE PROPOSED AMENDMENTS WITH RESPECT TO SUCH ISSUE OF OLD SECURITIES. THE PROPER COMPLETION, EXECUTION AND DELIVERY OF A LETTER OF TRANSMITTAL WITH RESPECT TO PARTICULAR OLD SECURITIES WILL CONSTITUTE THE DELIVERY OF A CONSENT WITH RESPECT TO SUCH OLD SECURITIES. WITHDRAWAL OF OLD SECURITIES WILL BE DEEMED A REVOCATION OF THE CONSENT TO WHICH SUCH OLD SECURITIES RELATE. CONSENTS WILL BE IRREVOCABLE AS OF THE EXPIRATION TIME. THE COMPANY WILL MAKE NO SEPARATE PAYMENT FOR CONSENTS DELIVERED IN THE SOLICITATION.

                            THE PROPOSED AMENDMENTS

  The 1992 Indenture and the 1993 Indenture contain substantially similar covenants and terms. What follows are summaries of the covenants and terms proposed to be eliminated from, and the covenants and terms proposed to be added to, each Indenture pursuant to the Solicitation. Each summary is followed by a summary of related definitions. The summaries do not purport to be complete and are qualified in their entirety by reference to the 1992 Indenture, the 1993 Indenture, the form of Supplemental Indenture to the 1992 Indenture to be executed by the Company, Healthtrust and the Old Trustee, in the event the Requisite Consents with respect to the Old 10 3/4% Notes are obtained, and the form of Supplemental Indenture to the 1993 Indenture to be executed by the Company, Healthtrust and the Old Trustee, in the event the Requisite Consents with respect to the Old 10 1/4% Notes and/or Old 8 3/4% Debentures are obtained. The forms of the Supplemental Indentures have been filed with the Commission as an exhibit to the Registration Statement of which this Prospectus is a part. The term "Obligor" as used below refers to each of the Company and Healthtrust as an obligor under the Indentures.

SUMMARY OF PROVISIONS TO BE ELIMINATED

  Pursuant to the Solicitation, the Company is proposing to eliminate the following from each Indenture:

  Limitation on Indebtedness. Each Indenture currently provides that the Obligor will not, and will not permit any subsidiary to, directly or indirectly, incur, assume, guarantee or otherwise become liable for (each such action, an "incurrence") the payment of any Indebtedness unless, after giving effect thereto, the Obligor's Fixed Charge Coverage Ratio on a pro forma basis for its last four completed fiscal quarters, taken as a whole (calculated on the assumptions that (i) such Indebtedness and the application of the proceeds thereof and (ii) any other Indebtedness incurred, modified or repaid by the Obligor or any subsidiary and the application of the proceeds thereof and
(iii) any acquisition or disposition by the Obligor or any subsidiary of assets in excess of $25.0 million, in each case since the end of such last four completed fiscal quarters, had been incurred, modified, repaid, consummated or applied, as the case may be, on the first day of such four-quarter period) would have been greater than 2.25 to 1; provided, however, that the foregoing does not restrict the incurrence of Permitted Indebtedness. (Section 1005 of the 1992 Indenture; Section 5.06 of the 1993 Indenture)

  Limitation on Restricted Payments. Each Indenture currently provides that the Obligor will not, directly or indirectly, declare or pay any dividend or make any distribution in respect of its capital stock, or make or permit any subsidiary to make any payment on account of the purchase, redemption or other acquisition or retirement for value of any capital stock of the Obligor or any affiliate of the Obligor, or any warrants, rights or options to purchase such capital stock, or make or permit any subsidiary to make any Investment (all of the foregoing other than any such action that is a Permitted Payment, being collectively referred to as "Restricted Payments"), unless (a) at the time of and after giving effect to the proposed Restricted Payment, no default or event of default under the Indenture shall have occurred and be continuing and
(b) at the time of and after giving effect to the proposed Restricted Payment, the aggregate amount of all Restricted Payments made on or after March 1, 1992 shall not exceed the sum of (i) 50% of the Consolidated Net Income of the Obligor for the period (taken as one accounting period) from and including March 1, 1992 to the last day of the fiscal quarter preceding the date of the proposed Restricted Payment, plus (ii) the aggregate net proceeds, including the fair market value of property other than cash, received by the Obligor from the issuance or sale (other than to a subsidiary) on or after March 1, 1992, of shares of its capital stock (other than Redeemable Stock) or warrants, options or rights to purchase such capital stock (other than Redeemable Stock), plus (iii) the aggregate net proceeds received by the Obligor from the issue or sale (other than to a subsidiary) on or after March 1, 1992, of any debt securities evidencing Indebtedness or Redeemable Stock, which thereafter have been converted into or exchanged for capital stock (other than Redeemable Stock) of the Obligor.

  The foregoing, however, does not prohibit the following Restricted Payments:
(i) the payment of any dividend within 60 days after the date of declaration thereof, if such declaration complied with the provisions of the Indenture on the date of such declaration, (ii) the redemption, repurchase or other acquisition or retirement of any shares of any class of capital stock of the Obligor or any subsidiary in exchange for or out of the proceeds of a substantially concurrent issuance and sale (other than to a subsidiary) of, shares of capital stock of the Obligor, (iii) the payment of dividends on the Obligor's capital stock, of up to 6% per annum of the aggregate net proceeds received by the Obligor in any public offerings of capital stock, and (iv) the purchase or redemption of shares of capital stock, options to purchase shares of capital stock, or stock appreciation rights of the Obligor or any subsidiary issued pursuant to certain compensation, incentive or benefit plans. The Indentures provide that Restricted Payments described in this paragraph shall reduce the amount that would otherwise be available for Restricted Payments under the test described in the preceding paragraph. (Section 1006 of the 1992 Indenture; Section 5.07 of the 1993 Indenture)

  Limitation on Certain Other Subordinated Indebtedness. Each Indenture currently provides that the Obligor shall not incur or assume any other subordinated Indebtedness unless such Indebtedness is subordinate in right of payment to, or ranks pari passu with, the Old Securities. However, each Indenture permits the Obligor to incur other subordinated Indebtedness that is not subordinate in right of payment, or does not rank pari passu with, the Old Securities if such Indebtedness is assumed in connection with any consolidation, merger or sale of assets permitted under the Indenture. (Section 1004 of the 1992 Indenture, Section 5.05 of the 1993 Indenture)

  Purchase of Securities upon Change of Control Triggering Event. Each Indenture currently provides that upon the occurrence of both a Change of Control and a Rating Decline (together a "Change of Control Triggering Event") each holder of Old Securities has the right to require the repurchase of such holder's Old Securities in whole or in part at a purchase price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest. In general, given that the Old Securities constitute subordinated debt, any other Indebtedness which is senior to the Old Securities and would by its terms be accelerated upon the purchase of the Old Securities after the occurrence of a Change of Control Triggering Event would have to be repaid prior to the repurchase of the Old Securities. (Section 1010 of the 1992 Indenture; Section 5.08 of the 1993 Indenture)

  Consolidations, Mergers and Sale of Assets. Each Indenture currently provides that an Obligor may not consolidate or merge with or into, or sell, assign, transfer, lease, convey or otherwise dispose of its assets substantially as an entirety to, any person, unless: (i) either (a) the Obligor shall be the continuing corporation or (b) the person (if other than the Obligor) formed by such consolidation or into which the Obligor is merged or the person that acquires by conveyance, transfer or lease the properties and assets of the Obligor substantially as an entirety shall be a corporation, partnership or trust organized and validly existing under the laws of the United States or any State thereof or the District of Columbia, and shall expressly assume, by a supplemental indenture, the due and punctual payment of the principal of, and premium, if any, and interest on the relevant issue of Old Securities and the performance and observance of every covenant of the Indenture on the part of the Obligor to be performed or observed; (ii) immediately thereafter, the Obligor or such person (a) shall have a Consolidated Net Worth equal to or greater than the Consolidated Net Worth of the Obligor immediately prior to such transaction and (b) could incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) under "Limitation on Indebtedness" described above; (iii) immediately thereafter, no event of default (and no event which, after notice or lapse of time, or both, would become an event of default) shall have occurred and be continuing; and
(iv) certain other conditions are satisfied. (Section 801 of the 1992 Indenture; Section 10.01 of the 1993 Indenture)

  The following definitions apply to the provisions proposed to be eliminated from each Indenture:

  "Change of Control" means such time as (i) a "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act), other than one of the Obligor's employee benefit plans, (A) becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of more than 50%, in the case of the 1993 Indenture, or 35%, in the case of the 1992 Indenture, of the total voting rights attaching to the then outstanding voting stock of the Obligor or
(B) has the right or the ability by voting right, contract or otherwise to elect or designate for election a majority of the entire board of directors of the Obligor; or (ii)(A) the Obligor consolidates with or merges into any other person or conveys, transfers or leases all or substantially all of its assets to any person or (B) any person merges into the Obligor, in either event pursuant to a transaction in which voting stock of the Obligor representing more than 50%, in the case of the 1993 Indenture, and 35%, in the case of the 1992 Indenture, of the total voting rights of the Obligor outstanding immediately prior to the effectiveness thereof is reclassified or changed into or exchanged for cash, securities or other property.

  "Consolidated Capital Expenditure Indebtedness" means (i) any Indebtedness of the Obligor and its subsidiaries issued to finance the purchase or construction of any assets acquired (other than from affiliates) or constructed after the date of the Indenture to the extent the purchase or construction prices for such assets are or should be included in "property, plant or equipment" in the consolidated financial statements of the Obligor and its subsidiaries and (ii) to the extent not covered by clause (i), any Indebtedness of the Obligor and its subsidiaries issued to finance the acquisition (by purchase or otherwise) of the business, property or fixed assets of, or other evidence of beneficial ownership of, any person.

  "Consolidated Interest Expense" means for any period, without duplication, the sum of (a) the aggregate of the interest expense of the Obligor and its consolidated subsidiaries for such period plus (b) net payments in respect of interest rate swap agreements.

  "Consolidated Net Income" means for any period the consolidated net income (or loss) of the Obligor and its consolidated subsidiaries (excluding any income (or loss) from any person not controlled by the Obligor or any subsidiary other than cash dividends or distributions received from such person) adjusted by excluding (a) any gain (or loss) realized upon the termination of any employee pension plan, (b) net extraordinary gains or net extraordinary losses, (c) net gains or losses in respect of dispositions of assets other than in the ordinary course of business, (d) expenses incurred in or relating to periods prior to March 1, 1992, relating to Healthtrust's Employee Stock Ownership Plan, as amended from time to time, and (e) any deferred compensation or other charge relating to or arising out of Healthtrust's recapitalization completed on December 19, 1991.

  "Consolidated Net Worth" means for any date of determination the sum of the capital stock and additional paid-in-capital plus retained earnings (or minus accumulated deficit) of the Obligor and its consolidated subsidiaries, less amounts attributable to Redeemable Stock.

  Consolidated Non-cash Charges" means for any period, the aggregate depreciation, amortization and other non-cash charges (other than reserves or expenses established in anticipation of future cash requirements such as reserves for taxes and uncollectible accounts) of the Obligor and its consolidated subsidiaries, provided, that (i) any charges which are not included for the purpose of determining Consolidated Net Income shall be excluded from Consolidated Non-cash Charges and (ii) any charges which are included for the purpose of determining Consolidated Interest Expense or Consolidated Tax Expense shall be excluded from Consolidated Non-cash Charges.

  "Consolidated Tax Expense" means for any period the aggregate of the tax expense of the Obligor and its consolidated subsidiaries for such period.

  "Fixed Charge Coverage Ratio" means for any period the ratio of (a) the sum of (without duplication) Consolidated Net Income, Consolidated Interest Expense, Consolidated Tax Expense and Consolidated Non-cash Charges for such period, to (b) Consolidated Interest Expense for such period.

  "Healthcare Venture" means a person at least a majority of whose revenues result from healthcare related businesses or facilities (including, without limitation, a physician).

  "Indebtedness" means, without duplication, (a) any liability of any person
(1) for borrowed money, or under any reimbursement obligation relating to a letter of credit, or (2) evidenced by a bond, note, debenture or similar instrument (including a purchase money obligation) given in connection with the acquisition of any businesses, properties or assets of any kind (other than a trade payable or a current liability arising in the ordinary course of business), or (3) for the payment of money relating to a capitalized lease obligation; (b) all Redeemable Stock valued at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; and (c) any liability of others described in the preceding clauses (a) or (b) that the person has guaranteed or that is otherwise its legal liability.

  "Investment" means (other than accrued and unpaid interest in respect of any advance, loan or other extension of credit) any advance, loan, account receivable or other extension of credit (other than in the ordinary course of business) or any capital contribution to, any purchase or ownership of any securities of, or any bank accounts with or guarantee of any Indebtedness or other obligations of, any person. However, "Investment" does not include the repayment or the purchase, repurchase, retirement, redemption or other acquisition by the Obligor or any subsidiary of any Indebtedness of the Obligor or any subsidiary.

  "Permitted Indebtedness" means (a) Indebtedness of the Obligor or any subsidiary outstanding on the date of the Indenture, (b) Indebtedness of the Obligor pursuant to the Old Securities, (c) Indebtedness (not to exceed the stated aggregate commitment thereunder) under a certain credit agreement of Healthtrust, (d) certain obligations pursuant to interest rate and currency swap agreements, (e) certain renewals, extensions, substitutions, refinancings or replacements of any Indebtedness described in clauses (a), (b), (c) and (d) of this definition, (f) intercompany debt obligations, (g) Consolidated Capital Expenditure Indebtedness in an amount not to exceed $100.0 million during the fiscal year ending August 31, 1993 and $50.0 million during any fiscal year thereafter, provided that any amounts not used in any fiscal year may be used in a subsequent year; provided, however, that Consolidated Capital Expenditure Indebtedness permitted to be incurred under this clause (g) may not exceed $250 million in the aggregate during the term of the Indenture, (h) Physician Support Obligations, (i) Indebtedness arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from guarantees or letters of credit, surety bonds or performance bonds securing any obligations of the Obligor or any subsidiary, incurred or assumed in connection with the disposition of any stock, business or assets of the Obligor, a subsidiary or any Healthcare Venture, other than guarantees or similar credit support by the Obligor of Indebtedness incurred by any person acquiring all or any portion of such business, assets, subsidiary or Healthcare Venture for the purpose of financing such acquisition; provided that the maximum aggregate liability in respect of all such Indebtedness in the nature of such guarantees shall at no time exceed the gross proceeds actually received from the sale of such business, assets, subsidiary or Healthcare Venture, (j) Indebtedness consisting of deferred payment obligations resulting from the adjudication or settlement of any claim or litigation in an amount not to exceed $50 million in the aggregate during the term of the Indenture, (k) Indebtedness evidenced by (i) standby letters of credit which are issued for the purpose of supporting the Obligor's, subsidiaries' and any Healthcare Venture's insurance and self-insurance obligations (including to secure workers' compensation and similar insurance coverages) and (ii) other standby letters of credit not to exceed $50 million in the aggregate at any time, (l) Indebtedness evidenced by trade letters of credit incurred in the ordinary course of business which are to be repaid in full not more than one year after the date on which such Indebtedness is originally incurred to finance the purchase of goods and supplies by the Obligor or a subsidiary, not to exceed $50 million in the aggregate at any time, (m) Indebtedness owed to a Healthcare Venture incurred in the ordinary course of business consistent with the Obligor's cash management practices,
(n) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided that such Indebtedness is extinguished within three business days of incurrence, (o) any guaranty by the Obligor or any subsidiary of Indebtedness under certain enumerated credit agreements and
(p) Indebtedness of the Obligor, in addition to that described in clauses (a) through (o) of this definition of "Permitted Indebtedness," not in excess of $250 million aggregate principal amount outstanding at any time.

  "Permitted Investments" means purchases of (i) readily marketable obligations of or obligations guaranteed by the United States of America or issued by any agency thereof and backed by the full faith and credit of the United States of America, (ii) readily marketable direct obligations issued by any state of the United States of America or any political subdivision or public instrumentality thereof having the highest rating obtainable from either Moody's or S&P, (iii) commercial paper or privately placed unsecured general obligations of a corporation, whether redeemable at the Obligor's demand for next day settlement or otherwise; provided that the issuing corporation's commercial paper has, at the time of purchase by the Obligor of such commercial paper or other obligation, a rating in one of the two highest rating categories of Moody's or S&P, (iv) certificates of deposit, bankers' acceptances and deposit accounts, and time deposits (A) in the ordinary course of business or (B) with commercial banks of recognized standing chartered in the United States of America or Canada with capital, surplus and undivided profits aggregating in excess of $125,000,000 or foreign commercial banks with capital, surplus and undivided profits aggregating in excess of $250,000,000 or (v) shares of money market funds that invest solely in Permitted Investments of the kind described in clauses (i) through (iv) above.

  "Permitted Payments" means (i) Restricted Payments, other than Restricted Payments permitted by Section 1006(b) of the 1992 Indenture or Section 5.07(b) of the 1993 Indenture, as the case may be, made after the date of the Indenture in an aggregate amount not to exceed $100 million; provided, that, at the time of and after giving effect to the proposed Restricted Payment, the Obligor could incur at least $1.00 of additional Indebtedness pursuant to the "Limitation on Indebtedness" covenant described above, (ii) Restricted Payments in the form of dividends or distributions on shares of capital stock of the Obligor in each case solely in shares of capital stock of the Obligor or in warrants, rights or options to purchase such capital stock, (iii) any dividend or other distribution payable to the Obligor or a subsidiary, (iv) any contractual obligation of the Obligor or any subsidiary, existing on the date of the Indenture, to make a Restricted Payment and such Restricted Payment when made, (v) Investments existing on the date of the Indenture and any renewal or reclassification of any such Investment, (vi) guarantees by the Obligor or a subsidiary resulting from the endorsement of negotiable instruments for collection in the ordinary course of business, (vii) the making of any Permitted Investment by the Obligor or any subsidiary, (viii) Investments by any qualified or non-qualified benefit plan established by the Obligor, (ix) in the event the Obligor shall establish a subsidiary for the purpose of insuring the healthcare businesses or facilities owned or operated by the Obligor, any subsidiary, any Healthcare Venture or any physician employed by or on the medical staff of any such business or facility (the "Insurance Subsidiary"), Investments in an amount which does not exceed the minimum amount of capital required under the laws of the jurisdiction in which the Insurance Subsidiary is formed, and any Investment by such Insurance Subsidiary which is a legal investment for an insurance company under the laws of the jurisdiction in which the Insurance Subsidiary is formed, (x) any Investment made by the Obligor in any subsidiary (other than a Healthcare Venture) or by any subsidiary in the Obligor or any other subsidiary not otherwise permitted by Section 1006(b) of the 1992 Indenture or Section 5.07(b) of the 1993 Indenture, as the case may be, other than (A) the purchase of shares of capital stock of the Obligor by a subsidiary and (B) any guaranty by a subsidiary of any Indebtedness or other obligation of the Obligor, except for Senior Indebtedness, (xi) Investments in an aggregate amount not to exceed $25 million at any time, (xii) any purchase or repurchase of capital stock or obligations of a Healthcare Venture, (xiii) the repurchase or redemption by a subsidiary of its capital stock (other than Redeemable Stock), (xiv) certain purchases of shares of capital stock in connection with the Obligor's employee benefit plans, (xv) purchases of fractional shares of capital stock which exist as the result of any stock split, (xvi) market purchases of capital stock by the Obligor or its subsidiaries for the purpose of contributing such capital stock to the retirement plans of the Obligor and its subsidiaries in lieu of making contributions to such plans in treasury stock or capital stock issued for such purpose, (xvii) the making of any Investment in a Healthcare Venture by the Obligor or any subsidiary, (xviii) loans or advances to employees in the ordinary course of business, and (xix) Physician Support Obligations.

  "Physician Support Obligations" means any obligation or guarantee incurred in connection with any advance, loan or payment to, or on behalf of or for the benefit of any physician, pharmacist or other allied healthcare professional for the purpose of recruiting, redirecting or retaining the physician, pharmacist or other allied healthcare professional to provide service to patients in the service area of any healthcare facility owned or operated by the Obligor, any of its subsidiaries or any Healthcare Venture; excluding, however, compensation for services provided by physicians, pharmacists or other allied healthcare professionals to any healthcare facility owned or operated by the Obligor, any of its subsidiaries or any Healthcare Venture.

  "Rating Date" means the date which is 90 days prior to the earlier of (i) a Change of Control and (ii) public notice of the occurrence of a Change of Control or of the intention by the Obligor to effect a Change of Control.

  "Rating Decline" means the occurrence, on or within 90 days after the date of public notice of the occurrence of a Change of Control or of the intention by the Obligor to effect a Change of Control, of: (a) in the event the relevant Old Securities are rated by either Moody's or S&P on the Rating Date as investment grade, the rating of such Old Securities by both such rating agencies below investment grade, or (b) in the event the relevant Old Securities are rated below investment grade by both such rating agencies on the Rating Date, a decrease in the rating of the relevant Old Securities by either of such rating agencies by one or more gradations (including gradations within rating categories as well as between rating categories).

  "Redeemable Stock" means any class or series of capital stock that by its terms or otherwise is required to be redeemed prior to the stated maturity of the Old Securities, or is redeemable at the option of the holder thereof at any time prior to the stated maturity of such Old Securities.

SUMMARY OF PROVISIONS TO BE ADDED

  Pursuant to the Solicitation, the Company is proposing to add the following to each Indenture:

  Limitations on Mortgages. Each Indenture would be amended to provide that neither the Obligor nor any subsidiary will issue, assume or guarantee any indebtedness secured by any mortgages, liens, pledges or other encumbrances ("Mortgages") upon any Principal Property without effectively providing that the Old Securities then outstanding (together with, if the Obligor so determines, any other indebtedness or obligation then existing or thereafter created ranking equally with the Old Securities) shall be secured equally and ratably with (or prior to) such indebtedness so long as such indebtedness shall be so secured, except that this restriction will not apply to: (1) Mortgages securing the purchase price or cost of construction of property (or additions, substantial repairs, alterations or substantial improvements thereto if the amount of such indebtedness does not exceed the cost thereof), provided such indebtedness and the Mortgages are incurred within 18 months of the acquisition or completion of construction and full operation (or within 18 months of the completion of such repairs, alterations or improvements); (2) Mortgages existing on property at the time of its acquisition by the Obligor or a subsidiary or on the property of a corporation at the time of the acquisition of such corporation by the Obligor or a subsidiary (including acquisitions through merger or consolidation); (3) Mortgages to secure indebtedness on which the interest payments are exempt from federal income tax under Section 103 of the Internal Revenue Code of 1986 (the "Code"); (4) in the case of a consolidated subsidiary, Mortgages in favor of the Obligor or a consolidated subsidiary;
(5) Mortgages existing on the date the Proposed Amendments are adopted; (6) certain Mortgages to governmental entities; (7) Mortgages incurred in connection with the borrowing of funds, if within 120 days such funds are used to repay indebtedness in the same principal amount secured by other Mortgages on Principal Property with an independently appraised fair market value at least equal to the appraised fair market value of the Principal Property which secures the new Mortgage; (8) Mortgages incurred within 90 days (or any longer period, not in excess of one year, as permitted by law) after acquisition of the related property or equipment subject to such Mortgage arising solely in connection with the transfer of tax benefits in accordance with Section 168(f)(8) of the Code (or any similar provision); and (9) any extension, renewal or replacement of any Mortgage referred to in the foregoing clauses
(1) through (8) provided the amount secured is not increased and that such extension, renewal or replacement Mortgage is limited to substantially the same property that secured the Mortgage extended.

  Limitations on Sale and Lease-Back Transactions. Each Indenture would be amended to provide that neither the Obligor nor any subsidiary will enter into any Sale and Lease-Back Transaction with respect to any Principal Property with any person (other than the Obligor or a subsidiary) unless either (i) the Obligor or such subsidiary would be entitled, pursuant to the provisions described in clauses (1) through (9) under "Limitations on Mortgages" above, to incur Debt secured by a Mortgage on the Principal Property to be leased without equally and ratably securing the Old Securities, or (ii) the Obligor during or immediately after the expiration of 120 days after the effective date of such transaction applies to the voluntary retirement of its Funded Debt and/or the acquisition or construction of Principal Property an amount equal to the greater of the net proceeds of the sale of the property leased in such transaction or the fair value in the opinion of the chief financial officer of the Obligor of the leased property at the time such transaction was entered into in each case net of the principal amount of all securities of the relevant issue of Old Securities delivered for cancellation within such 120 day period.

  Limitations on Subsidiary Debt and Preferred Stock. Each Indenture would be amended to provide that the Obligor may not permit any Restricted Subsidiary to, directly or indirectly, create, incur, issue, assume or otherwise become liable with respect to, extend the maturity of, or become responsible for the payment of, as applicable, any Debt or Preferred Stock other than (1) Debt outstanding on the date the Proposed Amendments are adopted; (2) Debt of a Restricted Subsidiary which represents the assumption by such Restricted Subsidiary of Debt of another Restricted Subsidiary; (3) Debt or Preferred Stock of any corporation or partnership existing at the time such corporation or partnership becomes a subsidiary; (4) Debt of a Restricted Subsidiary arising from agreements providing for indemnification, adjustment of purchase price or similar obligations or from guarantees, letters of credit, surety bonds or performance bonds securing any obligations of the Obligor or any of its subsidiaries incurred or assumed in connection with the disposition of any business, property or subsidiary, other than guarantees or similar credit support by any Restricted Subsidiary of indebtedness incurred by any person acquiring all or any portion of such business, property or subsidiary for the purpose of financing such acquisition; (5) Debt of a Restricted Subsidiary in respect of performance, surety and other similar bonds, bankers acceptances and letters of credit provided by such Restricted Subsidiary in the ordinary course of business; (6) Debt secured by a Mortgage incurred to finance the purchase price or cost of construction of property (or additions, substantial repairs, alterations or substantial improvements thereto), provided that (A) such Mortgage and the Debt secured thereby are incurred within 18 months of the later of such acquisition or completion of construction (or such addition, repair, alteration or improvement) and full operation thereof and (B) such Mortgage does not relate to any property other than the property so purchased or constructed (or added, repaired, altered or improved); (7) Permitted Subsidiary Refinancing Debt; (8) Debt (including, without limitation, Debt arising from a guarantee) of a Restricted Subsidiary to the Obligor or another subsidiary, but only for so long as held or owned by the Obligor or another subsidiary; or (9) any obligation pursuant to a Sale and Lease-Back Transaction permitted pursuant to the provisions described under "Limitations on Sale and Lease-Back Transactions" above.

  Consolidation, Merger, Sale or Lease of Assets. Each Indenture would be amended to provide that an Obligor, without the consent of the holders of the Old Securities, may consolidate with or merge into, or transfer or lease its assets substantially as an entirety to, any corporation organized under the laws of any domestic jurisdiction, provided, that (i) the successor corporation assumes the Obligor's obligations on the relevant issue of Old Securities and under the Indenture, (ii) immediately after giving effect to the transactions no event of default, and no event which with notice or passage of time, or both, would become an event of default, shall have occurred and be continuing and (iii) certain other conditions are met.

  The Indentures also would be amended to provide that, notwithstanding the foregoing, the Obligor and any subsidiary may issue, assume or guarantee indebtedness secured by Mortgages and enter into Sale and Lease-Back Transactions that would otherwise be subject to the restrictions of "Limitations on Mortgages" or "Limitations on Sale and Lease-Back Transactions," and any Restricted Subsidiary may issue, assume or otherwise become liable for any Debt or Preferred Stock that would otherwise be subject to "Limitations on Subsidiary Debt and Preferred Stock," in an aggregate amount which, together with all other such Debt or Preferred Stock of the Obligor and its subsidiaries (not including Debt or Preferred Stock permitted pursuant to the foregoing paragraphs) and the aggregate Attributable Debt in respect of Sale and Lease-Back Transactions, does not exceed 15% of Consolidated Net Tangible Assets of the Obligor and its consolidated subsidiaries.

  The following definitions apply to the provisions proposed to be added to each Indenture:

  "Attributable Debt" means (i) as to any capitalized lease obligations, the Debt carried on the balance sheet, and (ii) as to any operating leases, the total net minimum rent required to be paid under such leases during the remaining term thereof discounted at the rate of 1% per annum over the weighted average yield to maturity of all debt securities issued and outstanding under the Company Indenture, or, in the event there are no such debt securities outstanding, debt securities issued and outstanding under the 1992 Indenture or the 1993 Indenture, compounded semi-annually.

  "Consolidated Net Tangible Assets" means the total amount of assets (less applicable reserves and other properly deductible items) after deducting therefrom (i) all current liabilities as disclosed on the consolidated balance sheet of the Obligor (excluding any thereof that are by their terms extendible or renewable at the option of the obligor thereon to a time more than 12 months after the time as of which the amount thereof is being computed and excluding any deferred income taxes that are included in current liabilities), and (ii) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangible assets, all as set forth on the most recent consolidated balance sheet of the Obligor.

  "Debt" means (i) indebtedness for borrowed money, (ii) indebtedness (including capitalized lease obligations) for the deferred payment of the purchase price of property or assets purchased, and (iii) guarantees or other contingent obligations of or for borrowed money of another Person or indebtedness of another Person for the deferred payment of the purchase price of property or assets purchased; provided, however, that with respect to an Obligor or a Restricted Subsidiary, as the case may be, "Debt" does not include indebtedness owed by a Restricted Subsidiary to an Obligor, by a Restricted Subsidiary to a subsidiary or by an Obligor to a subsidiary.

  "Funded Debt" means any indebtedness for money borrowed, created, issued, incurred, assumed or guaranteed that would be classified as long-term debt, but in any event including all indebtedness for money borrowed, whether secured or unsecured, maturing more than one year, or extendible at the option of the obligor to a date more than one year, after the date of determination thereof (excluding any amount thereof included in current liabilities).

  "Permitted Subsidiary Refinancing Debt" means Debt of any subsidiary, the proceeds of which are used to renew, extend, refinance or refund outstanding Debt of such subsidiary, provided that such Debt is scheduled to mature no earlier than the Debt being renewed, extended, refinanced or refunded; provided, further, that such Debt shall be Permitted Subsidiary Refinancing Debt only to the extent that the aggregate principal amount of such Debt does not exceed the aggregate principal amount then outstanding under the Debt being renewed, extended, refinanced or refunded.

  "Preferred Stock" of any person means any capital stock of such person which by its terms or by the terms of any security into which it is convertible or exchangeable is preferred as to the payment of dividends or upon liquidation to any class of the common stock of such person or which matures or is mandatorily redeemable at the option of the holder thereof, in whole or in part, on or prior to the maturity date of any outstanding Old Securities.

  "Principal Property" means each acute-care hospital providing general medical and surgical services (excluding equipment, personal property and hospitals that primarily provide specialty medical services, such as psychiatric and obstetrical and gynecological services) owned solely by the Obligor and/or one or more subsidiaries and located in the United States.

  "Restricted Subsidiary" means (a) any subsidiary other than an Unrestricted Subsidiary and (b) any subsidiary which was an Unrestricted Subsidiary but which, subsequent to the date hereof, is designated by the Obligor to be a Restricted Subsidiary; provided, however, that the Obligor may not designate any such subsidiary to be a Restricted Subsidiary if the Obligor would thereby breach any covenant or agreement contained in the Indenture (on the assumption that any transaction to which such subsidiary was a party at the time of such designation and which would have given rise to Debt or Preferred Stock or constituted a Sale and Lease-back Transaction at the time it was entered into had such subsidiary then been a Restricted Subsidiary was entered into at the time of such designation).

  "Unrestricted Subsidiary" means (a) any subsidiary acquired or organized after the date of the Company Indenture, provided, however, that such subsidiary is not a successor, directly or indirectly, to and does not, directly or indirectly, own any equity interest in, any Restricted Subsidiary;
(b) any subsidiary the principal business of which consists of obtaining financing in capital markets outside the United States of America or financing the acquisition or disposition of machinery, equipment, inventory, accounts receivable and other real, personal and intangible property by persons including the Obligor or a subsidiary; (c) any subsidiary the principal business of which is owning, leasing, dealing in or developing real property for residential or office building purposes or land, buildings or related real property owned by the Obligor or any subsidiary as of the date of the Indenture; (d) any Joint Venture Subsidiary; or (e) stock or other securities of an Unrestricted Subsidiary of the character described in clauses (a) through (d) of this definition, unless and until, in each of the cases specified in this paragraph, any such subsidiary shall have been designated to be a Restricted Subsidiary pursuant to clause (b) of the definition of "Restricted Subsidiary."

                         DESCRIPTION OF NEW SECURITIES

GENERAL

  The New Securities will be issued under an indenture, dated as of December 15, 1993 (the "Company Indenture"), between the Company and The First National Bank of Chicago, as trustee (the "New Trustee"). The terms of the New Securities include those stated in the Company Indenture, those incorporated in the Company Indenture by reference to the Trust Indenture Act of 1939 (the "Trust Indenture Act") and those set forth in certain resolutions adopted as of April 12, 1995 by the Board of Directors of the Company (the "Board Resolutions"). The New Securities are subject to all such terms and holders are referred to each of the Company Indenture, the Trust Indenture Act and the Board Resolutions for a statement of such terms.

  The statements and definitions of terms under this caption are summaries and do not purport to be complete and are qualified in their entirety by express reference to the Company Indenture, the Trust Indenture Act and the Board Resolutions. The Board Resolutions have been filed with the Commission as an exhibit to the Registration Statement of which this Prospectus is a part.

  The Company Indenture does not limit the aggregate principal amount of debt securities that may be issued thereunder and provides that debt securities may be issued thereunder from time to time in series. The New 2005 Notes, New 2000 Notes and New 2025 Notes will each be a series of debt securities under the Company Indenture. The Company Indenture limits the ability of the Company and its subsidiaries, under certain circumstances, to secure Debt by mortgaging its Principal Properties or entering into Sale and Lease-Back Transactions and restricts certain of the Company's subsidiaries from incurring Debt or issuing Preferred Stock, as more fully described below.

  The New Securities will be unsecured obligations of the Company. Unlike the Old Securities, which are subordinated to senior indebtedness of Healthtrust and the Company, the New Securities will be unsubordinated senior obligations of the Company and will rank pari passu with all existing and future unsecured and unsubordinated senior indebtedness of the Company. Each issue of New Securities will bear interest from the Exchange Date at the rate described below for such issue. Interest on the New Securities will be payable semiannually in arrears on each June 1 and December 1, commencing December 1, 1995; provided that if any June 1 or December 1 is not a business day, interest will be paid on the next succeeding business day. The New Securities will be issued in denominations of $1,000 and integral multiples thereof.

  As of the date hereof, the Company's debt securities are rated A3 by Moody's and BBB+ by S&P. The Company expects that the New Securities will receive similar ratings; however, the ratings given the New Securities should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.

  New 2005 Notes. The New 2005 Notes will be limited to $500,000,000 aggregate principal amount and will mature on June 1, 2005. The New 2005 Notes will bear interest from the Exchange Date at a rate per annum equal to the sum of (i) the yield on the 7 1/2% U.S. Treasury Note due February 15, 2005, as of the
Pricing Time, plus (ii)   %.

  New 2000 Notes. The New 2000 Notes will be limited to $200,000,000 aggregate principal amount and will mature on June 1, 2000. The New 2000 Notes will bear interest from the Exchange Date at a rate per annum equal to the sum of (i) the yield on the 6 3/4% U.S. Treasury Note due April 30, 2000, as of the
Pricing Time, plus (ii)   %.

  New 2025 Notes. The New 2025 Notes will be limited to $300,000,000 aggregate principal amount and will mature on June 1, 2025. The New 2025 Notes will bear interest from the Exchange Date at a rate per annum equal to the sum of (i) the yield on the 7 1/2% U.S. Treasury Note due November 15, 2024, as of the
Pricing Time, plus (ii)   %.

BOOK-ENTRY NOTES

  The certificates representing the New Securities will be issued in fully registered form without coupons. Each issue of New Securities will be represented by a single, fully registered global security (a "Global Security"). Each Global Security will be deposited with The Depository Trust Company, New York, New York (sometimes referred to herein as the "Depositary"), which will act as securities depositary for the New Securities, and will be registered in the name of Cede & Co., a nominee of the Depositary. No Global Security may be transferred except as a whole by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor of the Depositary or such nominee.

  So long as the Depositary or its nominee is the registered owner of a Global Security, the Depositary or its nominee, as the case may be, will be the sole holder of the New Securities represented thereby for all purposes under the Company Indenture. Unlike the Old Securities, which were issued in certificated form, except as otherwise provided in this section, the beneficial owners of New Securities will not be entitled to receive New Securities in certificated form and will not be considered the holders thereof for any purpose under the Company Indenture. Accordingly, each person owning a beneficial interest in a Global Security must rely on the procedures of the Depositary and, if such person is not a Participant (as defined below), on the procedures of the Participant through which such person owns his or her interest in order to exercise any rights of a holder under the Company Indenture. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in certificated form. Such limits and such laws may impair the ability to transfer beneficial interests in a Global Security representing New Securities.

  Each Global Security is exchangeable for certificated securities of like tenor and terms and of differing authorized denominations aggregating a like amount, only if (i) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for the Global Security, (ii) the Depositary ceases to be a clearing agency registered under the Exchange Act,
(iii) the Company in its sole discretion determines that the Global Security shall be exchangeable for certificated securities or (iv) there shall have occurred and be continuing an Event of Default under the Company Indenture with respect to the relevant series of New Securities.

  In general, the Depositary holds securities that its participants ("Participants") deposit with the Depositary. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to the Depositary's system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The rules applicable to the Depositary and its Participants are on file with the Commission.

  Acquisitions of New Securities under the Depositary's system must be made by or through Direct Participants, which receive a credit on the Depositary's records for such New Securities acquired. The ownership interest of each actual purchaser of New Securities represented by a Global Security (a "Beneficial Owner") is in turn to be recorded on the relevant Direct and Indirect Participants' records. A Beneficial Owner will not receive written confirmation from the Depositary of its purchase. Transfers of ownership interests in a Global Security representing New Securities are to be accomplished by entries made on the books of Direct or Indirect Participants acting on behalf of Beneficial Owners.

  The deposit of Global Securities with the Depositary and their registration in the name of Cede & Co. effect no change in beneficial ownership. The Depositary has no knowledge of the actual Beneficial Owners of the Global Securities representing the New Securities; the Depositary's records reflect only the identity of the Direct Participants to whose accounts such New Securities are credited, which may or may not be the Beneficial Owners. The Participants will be responsible for keeping account of their holdings on behalf of their customers.

  Conveyance of notices and other communications by the Depositary to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

  Neither the Depositary nor Cede & Co. will consent or vote with respect to the Global Securities representing the New Securities. Under its usual procedures, the Depositary mails an Omnibus Proxy to the Company as soon as possible after the applicable record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the New Securities are credited on the applicable record date (identified in a listing attached to the Omnibus Proxy).

  Principal and interest payments on the Global Securities representing the New Securities will be made to the Depositary. The Depositary's practice is to credit Direct Participants' accounts on the applicable payment date in accordance with their respective holdings shown on the Depositary's records unless the Depositary has reason to believe that it will not receive payment on such date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such Participant and not of the Depositary, the New Trustee or the Company, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and interest to the Depositary is the responsibility of the Company or the Trustee, disbursement of such payments to Direct Participants shall be the responsibility of the Depositary, and disbursement of such payments to the Beneficial Owners shall be the responsibility of Direct and Indirect Participants.

  The Depositary may discontinue providing its services as securities depositary with respect to the New Securities at any time by giving reasonable notice to the Company or the New Trustee. Under such circumstances, in the event that a successor securities depositary is not obtained, certificated securities will be printed and delivered.

  The Company may decide to discontinue use of the system of book-entry transfers through the Depositary (or a successor securities depository). In that event, certificated securities will be printed and delivered.

  The information in this section concerning the Depositary and the Depositary's system has been obtained from sources that the Company believes to be reliable, but the Company takes no responsibility for the accuracy thereof.

OPTIONAL REDEMPTION

  Unlike the Old Securities, the New Securities may not be redeemed by the Company prior to the maturity thereof.

CERTAIN COVENANTS

  The restrictive covenants applicable to the Company and its subsidiaries pursuant to the New Securities are substantially less restrictive than those currently applicable pursuant to the Old Securities. See "The Proposed Amendments" for a description of certain covenants currently applicable with respect to the Old Securities. Set forth below are certain covenants that will be applicable with respect to the New Securities.

  Limitations on Mortgages. The Company Indenture provides that neither the Company nor any subsidiary will issue, assume or guarantee any indebtedness secured by any mortgages, liens, pledges or other encumbrances ("Mortgages") upon any Principal Property without effectively providing that the New Securities then outstanding (together with, if the Company so determines, any other indebtedness or obligation then existing or thereafter created ranking equally with the New Securities) shall be secured equally and ratably with (or prior to) such indebtedness so long as such indebtedness shall be so secured, except that this restriction will not apply to: (1) Mortgages securing the purchase price or cost of construction of property (or additions, substantial repairs, alterations or substantial improvements thereto if the amount of such indebtedness does not exceed the cost thereof), provided such indebtedness and the Mortgages are incurred within 18 months of the acquisition or completion of construction and full operation (or within 18 months of the completion of such repairs, alterations or improvements); (2) Mortgages existing on property at the time of its acquisition by the Company or a subsidiary or on the property of a corporation at the time of the acquisition of such corporation by the Company or a subsidiary (including acquisitions through merger or consolidation); (3) Mortgages to secure indebtedness on which the interest payments are exempt from federal income tax under Section 103 of the Internal Revenue Code of 1986 (the "Code"); (4) in the case of a consolidated subsidiary, Mortgages in favor of the Company or a consolidated subsidiary;
(5) Mortgages existing on the date of the Company Indenture; (6) certain Mortgages to governmental entities; (7) Mortgages incurred in connection with the borrowing of funds, if within 120 days such funds are used to repay indebtedness in the same principal amount secured by other Mortgages on Principal Property with an independently appraised fair market value at least equal to the appraised fair market value of the Principal Property which secures the new Mortgage; (8) Mortgages incurred within 90 days (or any longer period, not in excess of one year, as permitted by law) after acquisition of the related property or equipment subject to such Mortgage arising solely in connection with the transfer of tax benefits in accordance with Section 168(f)(8) of the Code (or any similar provision); and (9) any extension, renewal or replacement of any Mortgage referred to in the foregoing clauses
(1) through (8) provided the amount secured is not increased and that such extension, renewal or replacement Mortgage is limited to substantially the same property that secured the Mortgage extended.

  Limitations on Sale and Lease-Back Transactions. The Company Indenture provides that neither the Company nor any subsidiary will enter into any Sale and Lease-Back Transaction with respect to any Principal Property with any person (other than the Company or a subsidiary) unless either (i) the Company or such subsidiary would be entitled, pursuant to the provisions described in clauses (1) through (9) under "Limitations on Mortgages" above, to incur indebtedness secured by a Mortgage on the Principal Property to be leased without equally and ratably securing the New Securities, or (ii) the Company during or immediately after the expiration of 120 days after the effective date of such transaction applies to the voluntary retirement of its Funded Debt and/or the acquisition or construction of Principal Property an amount equal to the greater of the net proceeds of the sale of the property leased in such transaction or the fair value in the opinion of the chief financial officer of the Company of the leased property at the time such transaction was entered into in each case net of the principal amount of all the debt securities delivered for cancellation within such 120 day period under the Company Indenture.

  Limitations on Subsidiary Debt and Preferred Stock. The Company Indenture provides that the Company may not permit any Restricted Subsidiary to, directly or indirectly, create, incur, issue, assume or otherwise become liable with respect to, extend the maturity of, or become responsible for the payment of, as applicable, any Debt or Preferred Stock other than (1) Debt outstanding on the date of the Company Indenture; (2) Debt of a Restricted Subsidiary which represents the assumption by such Restricted Subsidiary of Debt of another Restricted Subsidiary; (3) Debt or Preferred Stock of any corporation or partnership existing at the time such corporation or partnership becomes a subsidiary; (4) Debt of a Restricted Subsidiary arising from agreements providing for indemnification, adjustment of purchase price or similar obligations or from guarantees, letters of credit, surety bonds or performance bonds securing any obligations of the Company or any of its subsidiaries incurred or assumed in connection with the disposition of any business, property or subsidiary, other than guarantees or similar credit support by any Restricted Subsidiary of indebtedness incurred by any person acquiring all or any portion of such business, property or subsidiary for the purpose of financing such acquisition; (5) Debt of a Restricted Subsidiary in respect of performance, surety and other similar bonds, bankers acceptances and letters of credit provided by such Restricted Subsidiary in the ordinary course of business; (6) Debt secured by a Mortgage incurred to finance the purchase price or cost of construction of property (or additions, substantial repairs, alterations or substantial improvements thereto), provided that (A) such Mortgage and the Debt secured thereby are incurred within 18 months of the later of such acquisition or completion of construction (or such addition, repair, alteration or improvement) and full operation thereof and (B) such Mortgage does not relate to any property other than the property so purchased or constructed (or added, repaired, altered or improved); (7) Permitted Subsidiary Refinancing Debt; (8) Debt (including, without limitation, Debt arising from a guarantee) of a Restricted Subsidiary to the Company or another subsidiary, but only for so long as held or owned by the Company or another subsidiary; or (9) any obligation pursuant to a Sale and Lease-Back Transaction permitted pursuant to the provisions described under "Limitations on Sale and Lease-Back Transactions" above.

  Notwithstanding the foregoing, the Company and any subsidiary may issue, assume or guarantee indebtedness secured by Mortgages and enter into Sale and Lease-Back Transactions that would otherwise be subject to the restrictions of "Limitations on Mortgages" or "Limitations on Sale and Lease-Back Transactions," and any Restricted Subsidiary may issue, assume or otherwise become liable for any Debt or Preferred Stock that would otherwise be subject to "Limitations on Subsidiary Debt and Preferred Stock," in an aggregate amount which, together with all other such Debt or Preferred Stock of the Company and its subsidiaries (not including Debt or Preferred Stock permitted pursuant to the foregoing paragraphs) and the aggregate Attributable Debt in respect of Sale and Lease-Back Transactions, does not exceed 15% of Consolidated Net Tangible Assets of the Company and its consolidated subsidiaries.

CONSOLIDATION, MERGER, SALE OR LEASE OF ASSETS

  The limitations on consolidations, mergers and asset sales under the Company Indenture are somewhat less restrictive than those set forth in the 1992 Indenture and the 1993 Indenture. See "The Proposed Amendments" for a description of the limitations on consolidations, mergers and asset sales set forth in the 1992 Indenture and the 1993 Indenture. Under the Company Indenture, the Company, without the consent of the holders of the New Securities, may consolidate with or merge into, or transfer or lease its assets substantially as an entirety to any corporation organized under the laws of any domestic jurisdiction, provided, that (i) the successor corporation assumes the Company's obligations on the New Securities and under the Company Indenture, (ii) immediately after giving effect to the transactions no Event of Default, and no event which with notice or passage of time, or both, would become an Event of Default, shall have occurred and be continuing and (iii) certain other conditions are met.

CHANGE OF CONTROL

  The Company will not be required to offer to repurchase the New Securities in the event of any change of control of the Company. In contrast, the 1992 Indenture and the 1993 Indenture currently require that an offer be made to repurchase the Old Securities in the event of a Change of Control and a Rating Decline (as each such term is defined in such Indenture). See "The Proposed Amendments."

EVENTS OF DEFAULT

  The following are Events of Default under the Company Indenture with respect to each series of New Securities:

    (i) failure to pay principal of any New Security of that series when due;

    (ii) failure to pay any interest on any New Security of that series when due, continued for 30 days;

    (iii) failure to perform any other covenant of the Company set forth in the Company Indenture (other than a covenant included in the Company Indenture solely for the benefit of a series of debt securities other than the relevant series), continued for 60 days after written notice is given as provided in the Company Indenture;

    (iv) the entry of a decree or order for relief in respect of the Company in an involuntary case under any applicable federal or state bankruptcy, insolvency or similar law, or a decree or order adjudging the Company a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement adjustment or composition of or in respect of the Company under any applicable federal or state law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or other similar official of the Company or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for 60 consecutive days; and

    (v) the commencement by the Company of a voluntary case under any applicable federal or state bankruptcy, insolvency or similar law, or the consent by it to the entry of an order for relief in an involuntary case under any such law or to the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or other similar official of the Company or of any substantial part of its property, or the making by it of an assignment for the benefit of its creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company in furtherance of any such actions.

  The Old Securities contain events of default substantially similar to those set forth in the New Securities. However, unlike the New Securities, the Old Securities include as an event of default the acceleration of the maturity of any Indebtedness (as defined in the Indentures) of an Obligor or certain of its subsidiaries in principal amount of, at least $50,000,000 in the case of the Old 10 1/4% Notes and the Old 8 3/4% Debentures, or $25,000,000 in the case of the Old 10 3/4% Notes, or any failure of an Obligor or certain of its subsidiaries to pay any such Indebtedness at final maturity. In addition, under the Old 10 3/4% Notes, unlike the New Securities, final judgments rendered against an Obligor or certain of its subsidiaries for the payment of money exceeding $25 million, constitute an event of default.

  If any Event of Default with respect to a series of New Securities occurs and is continuing, either the New Trustee or the holders of at least 25% in aggregate principal amount of the outstanding New Securities of that series, may declare the principal amount of all securities of that series to be due and payable immediately. At any time after a declaration of acceleration with respect to a series of New Securities has been made, but before a judgment or decree based on that acceleration has been obtained, the holders of a majority in aggregate principal amount of the New Securities of that series may, under certain circumstances, rescind and annul such acceleration.

  The Company Indenture provides that, subject to the duty of the New Trustee during a default to act with the required standard of care, the New Trustee will be under no obligation to exercise any of its rights or powers under the Company Indenture at the request or direction of any of the holders of New Securities unless such holders shall have offered a reasonable indemnity to the New Trustee. Subject to such provisions for the indemnification of the New Trustee, the holders of a majority in aggregate principal amount of any series of New Securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the New Trustee, or exercising any trust or power conferred on the New Trustee, with respect to the securities of that series.

  The Company is required to furnish the New Trustee annually with a statement as to the performance by the Company of certain of its obligations under the Company Indenture and as to any default in such performance.

MODIFICATION AND WAIVER

  Modifications of and amendments to the Company Indenture may be made by the Company and the New Trustee with the consent of the holders of not less than a majority in aggregate principal amount of the New Securities of each series affected by such modification or amendment; provided, however, that no such modification or amendment may, without the consent of the holder of each New Security affected thereby, (a) change the stated maturity of the principal of, or any installment of interest on, any New Security, (b) reduce the principal amount of, or reduce the amount of any installment of interest on, any New Security, (c) change the currency of payment of principal of, or interest on, any New Security, (d) impair the right to institute suit for the enforcement of any payment on, or with respect to, any New Security, or (f) reduce the percentage in principal amount of New Securities of that series, the consent of whose holders is required for modification or amendment of the Company Indenture or for waiver of compliance with certain provisions of the Company Indenture or for waiver of certain defaults.

  The holders of a majority in aggregate principal amount of the New Securities of each series may, on behalf of all holders of New Securities of that series, waive any past default under the Company Indenture with respect to New Securities of that series, except a default with respect to the payment of principal or interest or a covenant or provision that cannot be modified or amended without the consent of the holders of each New Security affected thereby.

DEFEASANCE

  With respect to each series of New Securities, the Company, at its option,
(i) will be discharged from any and all obligations in respect of the New Securities of that series (except for certain obligations to register the transfer or exchange of New Securities of that series, replace stolen, lost or mutilated New Securities of that series, maintain paying agencies and hold moneys for payment in trust) or (ii) will not be subject to provisions of the Company Indenture described above under "--Certain Covenants" and "-- Consolidation, Merger, Sale or Lease of Assets," in each case if the Company deposits with the New Trustee, in trust, money or certain debt securities issued by the government of the United States which through the payment of interest thereon and principal thereof in accordance with their terms will provide money in an amount sufficient to pay all the principal and interest on the New Securities of that series on the dates such payments are due in accordance with the terms of such New Securities. To exercise any such option, the Company is required, among other things, to deliver to the New Trustee an opinion of counsel to the effect that (1) the deposit and related defeasance would not cause the holders of the New Securities of that series to recognize income, gain or loss for United States income tax purposes and (2) if the New Securities of that series are then listed on any national securities exchange, such New Securities would not be de-listed from such exchange as a result of the exercise of such option.

CERTAIN DEFINITIONS

  Set forth below is a summary of certain of the defined terms used in the Company Indenture.

  "Attributable Debt" means (i) as to any capitalized lease obligations, the Debt carried on the balance sheet, and (ii) as to any operating leases, the total net minimum rent required to be paid under such leases during the remaining term thereof discounted at the rate of 1% per annum over the weighted average yield to maturity of all debt securities issued and outstanding under the Company Indenture, compounded semi-annually.

  "Consolidated Net Tangible Assets" means the total amount of assets (less applicable reserves and other properly deductible items) after deducting therefrom (i) all current liabilities as disclosed on the consolidated balance sheet of the Company (excluding any thereof that are by their terms extendible or renewable at the option of the obligor thereon to a time more than 12 months after the time as of which the amount thereof is being computed and excluding any deferred income taxes that are included in current liabilities), and (ii) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangible assets, all as set forth on the most recent consolidated balance sheet of the Company.

  "Debt" means (i) indebtedness for borrowed money, (ii) indebtedness (including capitalized lease obligations) for the deferred payment of the purchase price of property or assets purchased, and (iii) guarantees or other contingent obligations of or for borrowed money of another person or indebtedness of another person for the deferred payment of the purchase price of property or assets purchased; provided, however, that with respect to the Company or a Restricted Subsidiary, as the case may be, "Debt" does not include indebtedness owed by a Restricted Subsidiary to the Company, by a Restricted Subsidiary to a subsidiary or by the Company to a subsidiary.

  "Funded Debt" means any indebtedness for money borrowed, created, issued, incurred, assumed or guaranteed that would be classified as long-term debt, but in any event including all indebtedness for money borrowed, whether secured or unsecured, maturing more than one year, or extendible at the option of the obligor to a date more than one year, after the date of determination thereof (excluding any amount thereof included in current liabilities).

  "Permitted Subsidiary Refinancing Debt" means Debt of any subsidiary, the proceeds of which are used to renew, extend, refinance or refund outstanding Debt of such subsidiary, provided that such Debt is scheduled to mature no earlier than the Debt being renewed, extended, refinanced or refunded; provided, further, that such Debt shall be Permitted Subsidiary Refinancing Debt only to the extent that the aggregate principal amount of such Debt does not exceed the aggregate principal amount then outstanding under the Debt being renewed, extended, refinanced or refunded.

  "Preferred Stock" of any person means any capital stock of such person which by its terms or by the terms of any security into which it is convertible or exchangeable is preferred as to the payment of dividends or upon liquidation to any class of the common stock of such person or which matures or is mandatorily redeemable at the option of the holder thereof, in whole or in part, on or prior to the maturity date of any outstanding debt securities issued under the Company Indenture.

  "Principal Property" means each acute-care hospital providing general medical and surgical services (excluding equipment, personal property and hospitals that primarily provide specialty medical services, such as psychiatric and obstetrical and gynecological services) owned solely by the Company and/or one or more subsidiaries and located in the United States.

  "Restricted Subsidiary" means (a) any subsidiary other than an Unrestricted Subsidiary and (b) any subsidiary which was an Unrestricted Subsidiary but which, subsequent to the date hereof, is designated by the Company to be a Restricted Subsidiary; provided, however, that the Company may not designate any such subsidiary to be a Restricted Subsidiary if the Company would thereby breach any covenant or agreement contained in the Company Indenture (on the assumption that any transaction to which such subsidiary was a party at the time of such designation and which would have given rise to Debt or Preferred Stock or constituted a Sale and Lease-Back Transaction at the time it

                                                                     SCHEDULE A

                         Fixed Spread Pricing Formula
                   For Determining the Reference Total Price
                        For an Issue of Old Securities

YLD =Reference Yield, equal to the Benchmark Treasury Yield for such issue plus the applicable fixed spread for such issue, expressed as a decimal number.

CPN =The nominal rate of interest payable on such issue expressed as a decimal number.

N    =The number of regular semiannual interest payments, from (but excluding) the Exchange Date to (and including) the relevant redemption date (the "Redemption Date") for such issue.

S    =The number of days from (and including) the most recent semiannual interest payment date for such issue to (but excluding) the Exchange Date. The number of days is computed using the 30/360 day count method.

RED =The redemption price per $1,000 principal amount of Old Securities on the Redemption Date (the "Redemption Price") for such issue.

PRICE=The Reference Total Price per $1,000 principal amount of Old Securities for such issue. The Reference Total Price is rounded to the nearest cent.

                -   RED      CPN  -
                  ( ----  -- ---)
             CPN    1000     YLD
PRICE=1000 X --- + -----------     X   (1 + YLD) (S/180)
             YLD    (    YLD  ) N           ---
                     1 + ---                 2
                          2
                -                 -

                                                                     SCHEDULE B

               Example Determinations of Reference Total Prices
                         Demonstrating Application of
                    The Methodology Specified in Schedule A

  THE REFERENCE TOTAL PRICES SET FORTH ON THIS SCHEDULE B ARE FOR ILLUSTRATIVE PURPOSES ONLY AND NO REPRESENTATION IS INTENDED WITH RESPECT TO THE ACTUAL CONSIDERATION THAT MAY BE PAID PURSUANT TO THE EXCHANGE OFFERS. THE ACTUAL REFERENCE TOTAL PRICES MAY BE GREATER OR LESS THAN THOSE DEPICTED HEREIN DEPENDING ON THE ACTUAL BENCHMARK TREASURY YIELDS AS OF THE PRICING TIME.

                                        OLD 10     OLD 10        OLD 8
                                      3/4% NOTES 1/4% NOTES 3/4% DEBENTURES
                                      ---------- ---------- ---------------
Terms of Old Securities:
  Interest Rate                         10.75%     10.25%        8.75%
  Maturity Date                         5/1/02    4/15/04       3/15/05
  Redemption Price(/1/)               $1,040.00  $1,038.44     $1,000.00
  Redemption Date(/1/)                  5/1/97    4/15/99       3/15/01
Benchmark Treasury Security:
  Interest Rate                         6 7/8%       7%         7 3/4%
  Maturity Date                        4/30/97    4/15/99       2/15/01
  Assumed Benchmark
   Treasury Yield(/2/)                  X.XX%      X.XX%         X.XX%
Fixed Spread                            0.XX%      0.XX%         0.XX%
Assumed Exchange Date(/3/)             X/XX/95    X/XX/95       X/XX/95
Computation of Reference Total Price
 for these Examples:
  YLD                                   0.0XXX     0.0XXX       0.0XXX
  CPN                                   0.1075     0.1025       0.0875
  N                                       4          8            12
  S                                       XX         XX           XX
  RED                                  1,040.00   1,038.44     1,000.00
  Reference Total Price
   for this Example(/4/)               XXXX.XX    XXXX.XX       XXXX.XX

- --------
(1) As defined in Schedule A. These are used only for the purpose of computing the Reference Total Price.
(2) The assumed Benchmark Treasury Yields for these examples are the yields on the Benchmark Treasury Securities as of 4:00 p.m., New York City time, on
        , 1995.
(3) The assumed Exchange Date for these examples is the scheduled Exchange Date for each Exchange Offer and will be the Exchange Date unless such Exchange Offer is extended.
(4) These are the Reference Total Prices for these examples only and assume Benchmark Treasury Yields and an Exchange Date as indicated.

                 The Dealer Manager for the Exchange Offers is:

                              SALOMON BROTHERS INC

                            Seven World Trade Center
                            New York, New York 10048
                         (212) 783-3738 (call collect)
                           (800) 558-3745 (toll free)
                     Attention: Liability Management Group

           Any questions concerning the terms of the Exchange Offers may be directed to the Dealer Manager.

               The Information Agent for the Exchange Offers is:

                             D.F. KING & CO., INC.

                                77 Water Street
                            New York, New York 10005
                           (800) 829-6554 (toll free)

             Any questions concerning tender procedures or requests
                for additional copies of this Prospectus may be
            directed to the Information Agent or the Dealer Manager.

                 The Exchange Agent for the Exchange Offers is:

                                 CHEMICAL BANK

        By Mail:         By Hand or Overnight Delivery:    By Facsimile:

     Chemical Bank              55 Water Street            (212) 629-8015
     P.O. Box 3085           Second Floor--Room 234        (212) 629-8016
      GPO Station           New York, New York 10041
   New York, New York                                  Confirm By Telephone:
         10116
                                                           (212) 946-7137

                     The Trustee for the New Securities is:

                       THE FIRST NATIONAL BANK OF CHICAGO

                            One First National Plaza
                                   Suite 0126
                          Chicago, Illinois 60670-0126

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS OF OFFICERS.

  The Registrant's Restated Certificate of Incorporation provides that each person who was or is made a party to, or is involved in, any action, suit or proceeding by reason of the fact that he or she was a director or officer of the Registrant (or was serving at the request of the Registrant as a director, officer, employee or agent for another entity) will be indemnified and held harmless by the Registrant, to the full extent authorized by the Delaware General Corporation Law.

  Under Section 145 of the Delaware General Corporation Law, a corporation may indemnify a director, officer, employee or agent of the corporation against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. In the case of an action brought by or in the right of a corporation, the corporation may indemnify a director, officer, employee or agent of the corporation against expenses (including attorneys' fees) actually and reasonably incurred by him or her if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless a court finds that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

  The Registrant's Restated Certificate of Incorporation provides that to the fullest extent permitted by Delaware General Corporation Law as the same exists or may hereafter be amended, a director of the Registrant shall not be liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director. The Delaware General Corporation Law permits Delaware corporations to include in their certificates of incorporation a provision eliminating or limiting director liability for monetary damages arising from breaches of their fiduciary duty. The only limitations imposed under the statute are that the provision may not eliminate or limit a director's liability (i) for breaches of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or involving intentional misconduct or known violations of law, (iii) for the payment of unlawful dividends or unlawful stock purchases or redemptions, or
(iv) for transactions in which the director received an improper personal benefit.

  The Registrant is insured against liabilities which it may incur by reason of its indemnification of officers and directors in accordance with its Restated Certificate of Incorporation. In addition, directors and officers are insured, at the Registrant's expense, against certain liabilities that might arise out of their employment and are not subject to indemnification under the Restated Certificate of Incorporation.

  The foregoing summaries are necessarily subject to the complete text of the statutes, Restated Certificate of Incorporation and agreements referred to above and are qualified in their entirety by reference thereto.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENTS SCHEDULES.

  (a) Exhibits

    1*    --Form of Dealer Manager Agreement between the Registrant and the
            Dealer Manager.
    4.1** --Indenture dated as of December 15, 1993 between the Registrant and
            The First National Bank of Chicago, as Trustee (filed as Exhibit
            4.11 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1993, and incorporated herein by refer-
            ence).

- --------
*  filed herewith
** previously filed

    4.2** --Indenture dated as of May 1, 1992 between Healthtrust and The First
            National Bank of Boston, as Trustee (filed as Exhibit 4.5 to
            Healthtrust's Annual Report on Form 10-K for the fiscal year ended
            August 31, 1992, and incorporated herein by reference).
    4.3** --Indenture dated as of March 30, 1993 between Healthtrust and The
            First National Bank of Boston, as Trustee (filed as Exhibit 2 to
            Healthtrust's Registration Statement on Form 8-A dated April 22,
            1993, and incorporated herein by reference).
    4.4*  --First Supplemental Indenture dated as of April 24, 1995 among the
            Registrant, Healthtrust and The First National Bank of Boston, as
            Trustee, with respect to the Old 10 3/4% Notes.
    4.5*  --First Supplemental Indenture dated as of April 24, 1995 among the
            Registrant, Healthtrust and The First National Bank of Boston, as
            Trustee, with respect to the Old 10 1/4% Notes and the Old 8 3/4%
            Debentures.
    4.6*  --Form of Second Supplemental Indenture among the Registrant,
            Healthtrust and The First National Bank of Boston, as Trustee, with respect to the Old 10 3/4% Notes.
    4.7*  --Form of Second Supplemental Indenture among the Registrant,
            Healthtrust and The First National Bank of Boston, as Trustee, with respect to the Old 10 1/4% Notes and the Old 8 3/4% Debentures.
    4.8*  --Resolutions of the Board of Directors of the Registrant dated April
            12, 1995 regarding the terms of the New Securities.
    5*    --Opinion of Stephen T. Braun, Esq., Senior Vice President and Gen-
            eral Counsel of the Registrant, regarding the issuance of the regis-
            tered securities.
    8*    --Opinion of Stephen T. Braun, Esq., Senior Vice President and Gen-
            eral Counsel of the Registrant, regarding certain United States fed-
            eral income tax matters (incorporated in Exhibit 5).
   12.1*  --Statement regarding computation of Registrant's supplemental ratios of earnings to fixed charges (incorporated in the Prospectus at p.
            15).
   12.2** --Statement regarding computation of Registrant's historical ratios of earnings to fixed charges (filed as Exhibit 12 to the Regis-
            trant's Annual Report on Form 10-K for the year ended December 31,
            1994, and incorporated herein by reference).
   12.3*  --Statement regarding computation of Healthtrust's ratios of earnings to fixed charges.
   23.1*  --Consent of Ernst & Young LLP with respect to the Registrant.
   23.2*  --Consent of Ernst & Young LLP with respect to Healthtrust.
   23.3*  --Consent of Stephen T. Braun, Esq., Senior Vice President and Gen-
            eral Counsel of the Registrant (incorporated in Exhibit 5).
   24*    --Power of Attorney (incorporated in Registration Statement at p. II-
            4).
   25.1** --The First National Bank of Boston Statement of Eligibility and
            Qualification under the Trust Indenture Act of 1939 on Form T-1
            (filed as Exhibit 26.1 to Healthtrust's Registration Statement on
            Form S-3 dated April 22, 1994, and incorporated herein by refer-
            ence).
   25.2** --The First National Bank of Chicago Statement of Eligibility and
            Qualification under the Trust Indenture Act of 1939 on Form T-1
            (filed as Exhibit 26 to the Registrant's Registration Statement on
            Form S-3 dated November 10, 1993, and incorporated herein by refer-
            ence).
   99.1*  --Letter of Transmittal and Consent with respect to the Old 10 3/4%
            Notes.
   99.2*  --Letter of Transmittal and Consent with respect to the Old 10 1/4%
            Notes.
   99.3*  --Letter of Transmittal and Consent with respect to the Old 8 3/4%
            Debentures.

  (b)  Financial Schedules.

    Not applicable.

  (c) Opinions of Financial Advisors.

    Not applicable.
- --------
 * filed herewith
** previously filed

ITEM 22. UNDERTAKINGS.

  The undersigned Registrant hereby undertakes:

    (1) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (2) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    (3) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

    (4) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee, on the 28th day of April, 1995.

                                          Columbia/HCA Healthcare Corporation

                                                   /s/ Stephen T. Braun
                                          By: _________________________________
                                                     Stephen T. Braun
                                                 Senior Vice President and
                                                      General Counsel

  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Stephen T. Braun, David C. Colby and Richard A. Lechleiter, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform such and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement or amendment thereto has been signed below by the following persons in the capacities and on the dates indicated.

              SIGNATURE                        TITLE                 DATE
              ---------                        -----                 ----

      /s/ Thomas F. Frist, Jr.         Chairman of the          April 28, 1995
_____________________________________   Board
     THOMAS F. FRIST, JR., M.D.

        /s/ Richard L. Scott           President, Chief         April 28, 1995
_____________________________________   Executive Officer
          RICHARD L. SCOTT              (Principal
                                        Executive Officer)
                                        and Director

         /s/ David C. Colby            Senior Vice              April 28, 1995
_____________________________________   President, Chief
           DAVID C. COLBY               Financial Officer
                                        and Treasurer
                                        (Principal
                                        Financial Officer)

             SIGNATURE                       TITLE                  DATE
             ---------                       -----                  ----

     /s/ Richard A. Lechleiter        Vice President and       April 28, 1995
____________________________________   Controller
       RICHARD A. LECHLEITER           (Principal
                                       Accounting
                                       Officer)

       /s/ Magdalena Averhoff         Director                 April 14, 1995
____________________________________
      MAGDALENA AVERHOFF, M.D.

        /s/ J. David Grissom          Director                 April 28, 1995
____________________________________
          J. DAVID GRISSOM

        /s/ Charles J. Kane           Director                 April 28, 1995
____________________________________
          CHARLES J. KANE

        /s/ John W. Landrum           Director                 April 15, 1995
____________________________________
          JOHN W. LANDRUM

        /s/ T. Michael Long           Director                 April 17, 1995
____________________________________
          T. MICHAEL LONG

         /s/ Darla D. Moore           Director                 April 13, 1995
____________________________________
           DARLA D. MOORE

     /s/ Rodman W. Moorhead III       Director                 April 28, 1995
____________________________________
       RODMAN W. MOORHEAD III

        /s/ Carl F. Pollard           Director                 April 13, 1995
____________________________________
          CARL F. POLLARD

              SIGNATURE                         TITLE                DATE


        /s/ Carl E. Reichardt           Director                April 28, 1995
_____________________________________
          CARL E. REICHARDT

      /s/ Frank S. Royal, M.D.          Director                April 28, 1995
_____________________________________
        FRANK S. ROYAL, M.D.

        /s/ Robert D. Walter            Director                April 28, 1995
_____________________________________
          ROBERT D. WALTER

        /s/ William T. Young            Director                April 28, 1995
_____________________________________
          WILLIAM T. YOUNG

                                 EXHIBIT INDEX

 EXHIBITS                                                                  PAGE
   NO.                                                                     NO.
 --------                                                                  ----
  1*      --Form of Dealer Manager Agreement between the Registrant and the Dealer Manager.
  4.1**   --Indenture dated as of December 15, 1993 between the Regis-
            trant and The First National Bank of Chicago, as Trustee
            (filed as Exhibit 4.11 to the Registrant's Annual Report on
            Form 10-K for the fiscal year ended December 31, 1993, and incorporated herein by reference).
  4.2**   --Indenture dated as of May 1, 1992 between Healthtrust and
            The First National Bank of Boston, as Trustee (filed as Ex-
            hibit 4.5 to Healthtrust's Annual Report on Form 10-K for the
            fiscal year ended August 31, 1992, and incorporated herein by reference).
  4.3**   --Indenture dated as of March 30, 1993 between Healthtrust and
            The First National Bank of Boston, as Trustee (filed as
            Exhibit 2 to Healthtrust's Registration Statement on Form 8-A
            dated April 22, 1993, and incorporated herein by reference).
  4.4*    --First Supplemental Indenture dated as of April 24, 1995
            among the Registrant, Healthtrust and The First National Bank
            of Boston, as Trustee, with respect to the Old 10 3/4% Notes.
  4.5*    --First Supplemental Indenture dated as of April 24, 1995
            among the Registrant, Healthtrust and The First National Bank
            of Boston, as Trustee, with respect to the Old 10 1/4% Notes and the Old 8 3/4% Debentures.
  4.6*    --Form of Second Supplemental Indenture among the Registrant,
            Healthtrust and The First National Bank of Boston, as Trust-
            ee, with respect to the Old 10 3/4% Notes.
  4.7*    --Form of Second Supplemental Indenture among the Registrant,
            Healthtrust and The First National Bank of Boston, as Trust-
            ee, with respect to the Old 10 1/4% Notes and the Old 8 3/4%
            Debentures.
  4.8*    --Resolutions of the Board of Directors of the Registrant
            dated April 12, 1995 regarding the terms of the New Securi-
            ties.
  5*      --Opinion of Stephen T. Braun, Esq., Senior Vice President and
            General Counsel of the Registrant, regarding the issuance of the registered securities.
  8*      --Opinion of Stephen T. Braun, Esq., Senior Vice President and
            General Counsel of the Registrant, regarding certain United
            States federal tax matters (incorporated in Exhibit 5).
 12.1*    --Statement regarding computation of Registrant's supplemental ratios of earnings to fixed charges (incorporated in the Pro-
            spectus at p. 15).
 12.2**   --Statement regarding computation of Registrant's historical ratios of earnings to fixed charges (filed as Exhibit 12 to the Registrant's Annual Report on Form 10-K for the year
            ended December 31, 1994, and incorporated herein by refer-
            ence).
 12.3*    --Statement regarding computation of Healthtrust's ratios of earnings to fixed charges.
 23.1*    --Consent of Ernst & Young LLP with respect to the Registrant.
 23.2*    --Consent of Ernst & Young LLP with respect to Healthtrust.
 23.3*    --Consent of Stephen T. Braun, Esq., Senior Vice President and
            General Counsel of the Registrant (incorporated in Exhibit
            5).
 24*      --Power of Attorney (incorporated in Registration Statement at
            p. II-4).
 25.1**   --The First National Bank of Boston Statement of Eligibility
            and Qualification under the Trust Indenture Act of 1939 on
            Form T-1 (filed as Exhibit 26.1 to Healthtrust's Registration
            Statement on Form S-3 dated April 22, 1994, and incorporated herein by reference).

- --------
 * filed herewith
** previously filed